Exhibit 10.1

$1,355,000,000
CREDIT AGREEMENT
among
GRAPHIC PACKAGING INTERNATIONAL, INC.
THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO
BANK OF AMERICA, N.A.
as Administrative Agent, L/C Issuer, Swing Line Lender
and Alternative Currency Funding Fronting Lender
DEUTSCHE BANK SECURITIES INC.,
as Syndication Agent
and
GOLDMAN SACHS CREDIT PARTNERS L.P.,
LASALLE BANK NATIONAL ASSOCIATION
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Co-Documentation Agents
Dated as of May 16, 2007

BANC OF AMERICA SECURITIES LLC
and
DEUTSCHE BANK SECURITIES INC.
as Joint Lead Arrangers
BANC OF AMERICA SECURITIES LLC,
DEUTSCHE BANK SECURITIES INC.
and
GOLDMAN SACHS CREDIT PARTNERS L.P.
as Joint Book Managers

i

(continued)

(continued)

(continued)

SCHEDULES

A	Administrative Agent’s Office, Certain Addresses for Notices
B	Permitted Holders
C	Indicative Terms of Permitted Receivables Transactions
D	Mandatory Cost Formulae
2.1	Commitments and Applicable Percentages
5.2	Material Adverse Effect Disclosure
5.4	Consents Required
5.6	Litigation
5.8	Real Property
5.9	Intellectual Property Claims
5.16	Subsidiaries
5.18	Environmental Matters
6.1(f)	Lien Searches
6.1(g)	Local and Foreign Counsel
6.1(i)	Filing Jurisdictions
6.1(k)	Title Insurance Policies
7.9(e)	Leased U.S. Inventory Locations
7.11	Conditions Subsequent
8.2(i)	Permitted Indebtedness
8.3(j)	Permitted Liens
8.4(a)	Permitted Guarantee Obligations
8.6(i)	Permitted Asset Sales
8.8(c)	Permitted Investments
8.10(iv)	Permitted Transactions with Affiliates

EXHIBITS

A-1	Form of Revolving Credit Note
A-2	Form of Term Note
B	Form of Guarantee and Collateral Agreement
C	Form of Mortgage
D-1	Form of Opinion of Debevoise & Plimpton LLP, Special New York Counsel to the Loan Parties
D-2	Form of Opinion of Stephen A. Hellrung, Counsel to Certain of the Loan Parties
D-3	Form of Opinion of Richards, Layton & Finger, P.A., Special Delaware Counsel to the Loan Parties
D-4	Form of Opinion of Friday, Eldredge & Clark, LLP, Special Arkansas Counsel to Certain Loan Parties
D-5	Form of Opinion of Holme Roberts & Owen LLP, Special Colorado Counsel to Certain Loan Parties
E	Form of U.S. Tax Compliance Certificate
F	Form of Assignment and Assumption
G	Form of Landlord Waiver
H	Form of Closing Certificate
I	Form of Prepayment Option Notice
J	Form of Loan Notice
K	Form of Swing Line Loan Notice

v

     CREDIT AGREEMENT, dated as of May 16, 2007, among GRAPHIC PACKAGING INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), BANK OF AMERICA, N.A. as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”), Swing Line Lender, L/C Issuer and Alternative Currency Funding Fronting Lender, DEUTSCHE BANK SECURITIES INC., as syndication agent (in such capacity, the “Syndication Agent”), and GOLDMAN SACHS CREDIT PARTNERS L.P., LASALLE BANK NATIONAL ASSOCIATION and MORGAN STANLEY SENIOR FUNDING, INC., as co-documentation agents (collectively, in such capacity, the “Co-Documentation Agents”).
     The parties hereto hereby agree as follows:
     WHEREAS, the Borrower has requested that the Lenders provide a term loan facility and a revolving credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit and accept bankers’ acceptances, in each case, on the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. DEFINITIONS
     1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
     “Acceleration”: as defined in subsection 9(e).
     “Acceptance Credit”: a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.
     “Acceptance Documents”: such general acceptance agreements, applications, certificates and other documents as the L/C Issuer may reasonably require in connection with the creation of Bankers’ Acceptances.
     “Accounts”: as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Borrower and its Domestic Subsidiaries, all such Accounts of such Persons, whether now existing or existing in the future, including, without limitation, (a) all accounts receivable of such Person (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by or arising from all of such Person’s sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (b) all unpaid rights of such Person (including rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom, (c) all rights to any goods represented by any of the foregoing, including, without limitation, returned or repossessed goods, (d) all reserves and credit balances held by such Person with respect to any such accounts receivable of any Obligors, (e) all letters of credit, guarantees or collateral for any of the foregoing and (f) all insurance policies or rights relating to any of the foregoing.
     “Act”: as defined in subsection 11.19.
     “Additional Lender”: as defined in subsection 2.6.
     “Adjustment Date”: each date on or after June 30, 2007 that is the second Business Day following receipt by the Lenders of both (a) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the most recently completed fiscal period and (b) the related compliance certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.
     “Administrative Agent”: as defined in the introductory paragraph hereto.
     “Administrative Agent’s Office”: with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule A with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
     “Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affected Eurocurrency Loans”: as defined in subsection 4.7.
     “Affected Eurocurrency Rate”: as defined in subsection 4.5.
     “Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of the definitions of “Permitted Holders” and “Synthetic Purchase Agreement” and subsection 8.10, “Affiliate” shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of the above proviso, “control” of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
     “Aggregate Commitments”: as at any date of determination thereof, the sum of the Commitments of all the Lenders.
     “Aggregate Revolving Credit Commitments”: as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Revolving Credit Lenders at such date.

     “Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.
     “Alternative Currency”: each of Euro, Sterling, Yen, Canadian Dollars, Kronor and each other currency (other than Dollars) that is approved in accordance with subsection 1.4.
     “Alternative Currency Equivalent”: at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
     “Alternative Currency Funding Lender”: with respect to each Revolving Credit Loan denominated in an Alternative Currency, each Lender other than an Alternative Currency Participating Lender with respect to such Alternative Currency.
     “Alternative Currency Funding Fronting Lender”: Bank of America or any other Revolving Credit Lender designated by the Borrower and the Administrative Agent (which such designation shall be consented to by such Revolving Credit Lender) in its capacity as an Alternative Currency Funding Lender for Revolving Credit Loans denominated in an Alternative Currency in which any Alternative Currency Participating Lender purchases Alternative Currency Risk Participations and in which Bank of America advances to the Borrower the amount of all such Alternative Currency Risk Participations in accordance with subsections 2.2(b) and 2.2(g).
     “Alternative Currency Funding Pro Rata Share”: (a) with respect to each Alternative Currency Funding Lender other than the Alternative Currency Funding Fronting Lender, its Applicable Percentage in respect of the Revolving Credit Facility; and (b) with respect to the Alternative Currency Funding Fronting Lender, the percentage (carried out to the ninth decimal place) determined in accordance with the following formula:
Sum of the Revolving Credit Commitments of the
Alternative Currency Funding Fronting Lender
and the Alternative Currency Participating Lenders
Aggregate Revolving Credit Commitments
     “Alternative Currency Loan Credit Exposure”: with respect to any Revolving Credit Loan denominated in an Alternative Currency, (i) for each Alternative Currency Funding Lender other than the Alternative Currency Funding Fronting Lender, the aggregate principal amount of its Alternative Currency Funding Pro Rata Share thereof advanced by such Lender, (ii) for the Alternative Currency Funding Fronting Lender, the aggregate principal amount of its Alternative Currency Funding Pro Rata Share thereof advanced thereby, net of all Alternative Currency Risk Participations purchased or funded, as applicable, therein, and (iii) for each Alternative Currency Participating

Lender, the aggregate principal amount of all Alternative Currency Risk Participations purchased or funded, as applicable, by such Lender in such Loan.
     “Alternative Currency Participating Lender”: with respect to each Revolving Credit Loan denominated in an Alternative Currency, any Lender that has given notice to the Administrative Agent and the Borrower that it is unable to fund in the applicable Alternative Currency; provided, however, that the Administrative Agent shall change a Lender’s designation from an Alternative Currency Participating Lender to an Alternative Currency Funding Lender with respect to such Alternative Currency (and this definition shall ipso facto be so amended) upon receipt of a written notice to the Administrative Agent and the Borrower from an Alternative Currency Participating Lender requesting that such Lender’s designation be changed to an Alternative Currency Funding Lender with respect to such Alternative Currency, and each Alternative Currency Participating Lender agrees to give such notice to the Administrative Agent and the Borrower promptly upon its acquiring the ability to make Revolving Credit Loans in such Alternative Currency.
     “Alternative Currency Participation Payment Date”: as defined in subsection 2.2(g)(iii).
     “Alternative Currency Risk Participation”: with respect to each Revolving Credit Loan denominated in an Alternative Currency advanced by the Alternative Currency Funding Fronting Lender, the risk participation purchased by each of the Alternative Currency Participating Lenders in such Revolving Credit Loan in an amount determined in accordance with such Alternative Currency Participating Lender’s Applicable Percentage of such Revolving Credit Loan, as provided in subsection 2.2(g).
     “Alternative Currency Sublimit”: an amount equal to the lesser of the Aggregate Revolving Credit Commitments and $40,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
     “Applicable Margin”: (a) as applied to any given type of Term B Loans, the rate per annum set forth under the relevant column heading below:

Base Rate Loans	Eurocurrency Loans
1.00%	2.00%
and (b) as applied to any given type of Revolving Credit Loans, the rate per annum is determined as follows: during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of Revolving Credit Loans shall equal (A) with respect to Base Rate Loans, 1.25% per annum and (B) with respect to Eurocurrency Loans, 2.25% per annum. The Applicable Margins in respect of Revolving Credit Loans will be adjusted on each subsequent Adjustment Date to the applicable rate per annum set forth under the heading “Applicable Margin for Base Rate Loans and Letters of Credit” or “Applicable Margin for Eurocurrency Loans” on the applicable Pricing Grid which corresponds to the Consolidated Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then
     (i) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;
     (ii) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and
     (iii) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, (x) the Applicable Margin in respect of Revolving Credit Loans shall be 1.25% per annum, in the case of Base Rate Loans, and 2.25% per annum, in the case of Eurocurrency Loans, (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).
In addition, at all times while an Event of Default shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.
     “Applicable Percentage”: (a) in respect of the Term B Facility, with respect to any Term B Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Loan Lender’s Term B Loan Commitment at such time and (ii) thereafter, the principal amount of such Term B Loan Lender’s Term B Loans at such time, (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, (c) in respect of the Incremental Term Facility, with respect to any Incremental Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Incremental Term Facility represented by (i) on or prior to the date on which the Incremental Term Commitment of such Incremental Term Lender is fully advanced, such Incremental Term Lender’s Incremental Term Commitment at such time and (ii) thereafter, the principal amount of such Incremental Term Lender’s Incremental Term Loans at such time and (d) in respect of the Incremental Revolving Tranche Facility, with respect to any Incremental Revolving Tranche Lender at any time, the percentage (carried out to the ninth decimal place) of the Incremental Revolving Tranche Facility represented by such Incremental Revolving Tranche Lender’s Incremental Revolving Tranche Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C-BA Credit Extensions have been terminated pursuant to subsection 9, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each Incremental Revolving Tranche Lender to make Incremental Revolving Tranche Loans has been terminated pursuant to subsection 9, or if the Incremental Revolving Tranche Commitments have expired, then the Applicable Percentage of each Incremental Revolving Tranche Lender in respect of the Incremental Revolving Tranche Facility shall be determined based on the Applicable Percentage of such Incremental Revolving Tranche Lender in respect of Incremental Revolving Tranche Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.1, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in the relevant Incremental Facility Amendment, as applicable.
     “Applicable Revolving Credit Percentage”: with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
     “Applicable Time”: with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
     “Appropriate Lender”: at any time, (a) with respect to either the Term B Facility or the Revolving Credit Facility, a Lender that has a Term B Commitment or a Revolving Credit Commitment, as applicable, with respect to such Facility or holds a Term B Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit-BA Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit or Bankers’ Acceptances have been issued pursuant to subsection 3.1(a), the Revolving Credit Lenders, (c) with respect to the Swing Line Sublimit (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to subsection 2.4(a), the Revolving Credit Lenders, (d) with respect to the Incremental Term Facility, an Incremental Term Lender that has an Incremental Term Commitment or holds an Incremental Term Loan at such time and (e) with respect to the Incremental Revolving Tranche Facility, an Incremental Revolving Tranche Lender that has an Incremental Revolving Tranche Commitment or holds an Incremental Revolving Tranche Loan at such time.
     “Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers”: each of Banc of America Securities LLC and Deutsche Bank Securities Inc., each in its capacity as joint lead arranger.
     “Asset Sale”: any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, through a Sale and Leaseback Transaction) (a “Disposition”) by the Borrower or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock) of the Borrower or such Subsidiary to any Person (other than to the Borrower or any Subsidiary Guarantor).
     “Assignee Group”: two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by subsection 11.6(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent and the Borrower.
     “Auto-Extension Letter of Credit”: as defined in subsection 3.1(b).
     “Available Revolving Credit Commitment”: as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender’s Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, (ii) an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to subsection 4.3(a) such amount shall be zero, and (iii) an amount equal to such Revolving Credit Lender’s Applicable Percentage of the outstanding L/C-BA Obligations at such time; collectively, as to all the Lenders, the “Available Revolving Credit Commitments”.
     “Average Life”: at the date of determination thereof, with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (b) the sum of all such principal payments.
     “Bank of America”: Bank of America, N.A. and its successors.

     “Bankers’ Acceptance” or “BA”: a time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the L/C Issuer upon presentation of documents by such beneficiary of such Acceptance Credit pursuant to subsection 3.1 hereof, in the standard form for bankers’ acceptances of such L/C Issuer.
     “Base Rate”: for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate. All Base Rate Loans shall be denominated in Dollars.
     “Board”: the Board of Governors of the Federal Reserve System.
     “Bond Prepayment”: as defined in subsection 8.13(a).
     “Book Manager”: each of Banc of America Securities LLC, Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., each in its capacity as joint book manager.
     “Borrower”: as defined in the introductory paragraph hereto.
     “Borrower Materials”: as defined in subsection 7.2.
     “Borrowing”: any of (a) the advance of a Term B Loan pursuant to subsection 2.1, (b) a Revolving Credit Borrowing, (c) a Swing Line Borrowing, (d) the advance of a Incremental Term Loan, and (e) the advance of a Incremental Revolving Tranche Loan as the context may require
     “Business Day”: any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed for business and:
     (a) if such day relates to any Eurocurrency Loan denominated in Dollars, means any such day on which dealings in deposits in Dollars can be conducted by and between banks in the London interbank eurodollar market;
     (b) if such day relates to any Eurocurrency Loan denominated in Euro, means a TARGET Day;
     (c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
     (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Canadian Dollar” and “CAN$”: the lawful currency of Canada.
     “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
     “Cash Collateralize” as defined in subsection 3.1(g).
     “Cash Equivalents”: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers’ acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Group (a division of The McGraw Hill Companies Inc.) or any successor rating agency (“S&P”) or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc. or any successor rating agency (“Moody’s”) (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment), (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act, and (e) investments similar to any of the foregoing denominated in foreign currencies approved by the board of directors of the Borrower, in each case provided in clauses (a), (b), (c) and (e) above only, maturing within twelve months after the date of acquisition.
     “Cash Management Banks”: as defined in the Guarantee and Collateral Agreement.
     “CD&R”: Clayton, Dubilier & Rice, Inc., a Delaware corporation, and its successors and assigns.

     “Change of Control”: the occurrence of any of the following events: (a) (i) the Permitted Holders shall in the aggregate be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares of Voting Stock having less than 40% of the total voting power of all outstanding shares of Holding and (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, shall be the “beneficial owner” of shares of Voting Stock having more than 40% of the total voting power of all outstanding shares of Holding; (b) Holding shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower (or any successor to the Borrower permitted pursuant to subsection 8.5); (c) the board of directors of Holding shall cease to consist of a majority of the Continuing Directors; or (d) a “Change of Control” as defined in either of the 2003 Senior Note Indenture or the 2003 Senior Subordinated Note Indenture under which any 2003 Senior Notes or 2003 Senior Subordinated Notes are then outstanding; as used in this paragraph “Voting Stock” shall mean shares of Capital Stock entitled to vote generally in the election of directors.
     “Closing Date”: the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived, which date is May 16, 2007.
     “Code”: the Internal Revenue Code of 1986, as amended from time to time.
     “Co-Documentation Agents”: as defined in the introductory paragraph hereto.
     “Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
     “Commitment”: a Term B Loan Commitment, a Revolving Credit Commitment, an Incremental Term Commitment or an Incremental Revolving Tranche Commitment, if any, as the context may require.
     “Commitment Fee Rate”: 0.50% per annum during the period from the Closing Date until the first Adjustment Date. The Commitment Fee Rate in respect of Available Revolving Credit Commitments will be adjusted on each subsequent Adjustment Date to 0.40% per annum if the Consolidated Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date is less than 4.0 to 1.0, provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then
     (b) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Commitment Fee Rate during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall be the Commitment Fee Rate as so increased;

     (c) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Commitment Fee Rate shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and
     (d) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Commitment Fee Rate shall be 0.50% per annum (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).
     Notwithstanding the foregoing, at all times while an Event of Default shall have occurred and be continuing, the Commitment Fee Rate shall not decrease from that previously in effect as a result of the delivery of such financial statements and certificate.
     “Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(m) and (o) of the Code.
     “Compensation Period”: as defined in subsection 4.6(b).
     “Confidential Information Memorandum”: that certain Confidential Information Memorandum dated April 2007 and furnished to the Lenders.
     “Consolidated Current Portion Of Long Term Debt”: at the date of determination thereof, the current portion of Consolidated Long Term Debt that is included in Consolidated Short Term Debt.
     “Consolidated Funded Indebtedness”: at the date of determination thereof, the sum of (a) Consolidated Long Term Debt plus (b) Consolidated Current Portion Of Long Term Debt.
     “Consolidated Indebtedness/Securitization”: at the date of determination thereof, the sum (without duplication) of (a) Consolidated Long Term Debt, plus (b) Consolidated Short Term Debt, plus (c) an amount equal to the aggregate cash proceeds received by Holding or any of its Subsidiaries from an unrelated third party (net of amounts repaid) from the financing of Accounts pursuant to any Permitted Receivables Transaction. In determining under clauses (a) and (b) of this definition the Indebtedness of Holding and its consolidated Subsidiaries under or in respect of any Permitted Receivables Transaction or under clause (c) of this definition the amount equal to the aggregate cash proceeds received by Holding or any such Subsidiary from the financing of any

Receivable or other asset, as the case may be, pursuant to any Permitted Receivables Transaction, such Indebtedness or amount shall be reduced by any escrowed or pledged cash proceeds which effectively secure such Indebtedness or the obligations of Holding or any such Subsidiary under such Permitted Receivables Transaction.
     “Consolidated Interest Expense”: for any period, an amount equal to (a) interest expense (accrued and paid or payable in cash for such period, and in any event excluding any amortization or write off of financing costs) on Indebtedness of Holding and its consolidated Subsidiaries for such period minus (b) interest income (accrued and received or receivable in cash for such period) of Holding and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP; provided that in the event of the consummation of any Permitted Receivables Transaction, “Consolidated Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Permitted Receivables Transaction.
     “Consolidated Interest Expense Ratio”: for any period, the ratio of (a) EBITDA for such period to (b) Consolidated Interest Expense for such period.
     “Consolidated Leverage Ratio”: as of the last day of any period, the ratio of (a) Consolidated Indebtedness/Securitization on such day to (b) EBITDA for the period of four full fiscal quarters ending on such date.
     “Consolidated Long Term Debt”: at the date of determination thereof, all long term debt of Holding and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP and as disclosed on Holding’s consolidated balance sheet.
     “Consolidated Net Income”: for any period, net income of Holding and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Net Tangible Assets”: at the date of determination thereof, the total assets less the total intangible assets (including, without limitation, goodwill) of Holding and its Subsidiaries, in each case shown on the consolidated balance sheet of Holding and its Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Short Term Debt”: at the date of determination thereof, all short term debt of Holding and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP and as disclosed on Holding’s consolidated balance sheet.
     “Continuing Directors”: the directors of Holding on the Closing Date, and each other director if, in each case, such other director’s nomination for election to the board of directors of Holding is recommended by at least a majority of the then Continuing

Directors or such other director receives the affirmative vote of one or more Permitted Holders in his or her election by the shareholders of Holding.
     “Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control”: other than for purposes of the proviso to the definition of Affiliate, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Extension”: each of the following: (a) a Borrowing and (b) an L/C-BA Credit Extension.
     “Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice (other than, in the case of subsection 9(e), a Default Notice), the lapse of time, or both, or any other condition specified in Section 9, has been satisfied.
     “Default Notice”: as defined in subsection 9(e).
     “Default Rate”: (a) when used with respect to obligations hereunder other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, then applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Loan and interest with respect thereto, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin then in effect for Eurocurrency Loans which are Revolving Credit Loans plus 2% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in Alternative Currency Risk Participations, participations in L/C-BA Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or otherwise has taken any action or become the subject of any action or proceeding of the type described in subsection 9(f).
     “Disinterested Director”: as defined in subsection 8.10.
     “Disposition”: as defined in the definition of the term “Asset Sale” in this subsection 1.1.
     “Dollar Equivalent”: (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
     “Dollars” and “$”: dollars in lawful currency of the United States of America.
     “Domestic Subsidiary”: any Subsidiary of the Borrower which is not a Foreign Subsidiary.
     “EBITDA”: for any period, Consolidated Net Income for such period adjusted to exclude from the determination of “Consolidated Net Income” the following items (without duplication) of income or expense to the extent that such items are included in the determination of “Consolidated Net Income”: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and any non-recurring or extraordinary items paid or accrued during such period relating to deferred compensation owed to any Management Investor that was cancelled, waived or exchanged in connection with the grant to such Management Investor of the right to receive or acquire shares of common stock of Holding, (h) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, and (i) any income or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to Holding or any of its Subsidiaries by the entity accounted for by the equity method of accounting). For the purposes of calculating EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any of its Subsidiaries shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any of its Subsidiaries shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $10,000,000.
     “Eligible Assignee”: any Person that meets the requirements to be an assignee under subsection 11.6(b)(iii), (v) and (vi) and (vii) (subject to such consents, if any, as may be required under subsection 11.6(b)(iii)).
     “EMU Legislation”: the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
     “Environmental Costs”: any and all costs or expenses (including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.
     “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as have been, or now or at any relevant time hereafter are, in effect.
     “Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.
     “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “Euro” and “EUR”: the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
     “Eurocurrency Base Rate”: as defined in the definition of Eurocurrency Rate.

     “Eurocurrency Loans”: a Revolving Credit Loan or a Term Loan that bears interest at a rate based on the Eurocurrency Rate. Revolving Credit Loans which are Eurocurrency Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Credit Loans denominated in an Alternative Currency must be Eurocurrency Loans.
     “Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate 1.00 – Eurocurrency Reserve Percentage
     Where,
     “Eurocurrency Base Rate” means, for such Interest Period:
     (a) the rate per annum equal to the British Banker’s Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, provided that, with respect to the Interest Periods described in clauses (iii) and (iv) of the definition of “Interest Period”, such term shall be equivalent to (1) in the case of the Interest Period ending July 2, 2007, a three-month Interest Period and (2) in all other cases, a one-month Interest Period.
     (b) If such rate referenced in the preceding clause (a) is not available at such time for any reason, then the “Eurocurrency Base Rate”) for such Interest Period shall be the rate per annum reasonably determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Eurocurrency Reserve Percentage”: for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
     “Event of Default”: any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
     “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time.
     “Excluded Properties”: the collective reference to the fee or leasehold interest in real properties owned by the Borrower or any of its Subsidiaries described in Part III of Schedule 5.8.
     “Excluded Subsidiary”: (a) any Subsidiary of which the Borrower owns, directly or indirectly through one or more Wholly Owned Subsidiaries, less than 90% of the Capital Stock of such Subsidiary, (b) any Subsidiary that is prohibited by applicable law from guaranteeing the Obligations and (c) any Insignificant Subsidiary.
     “Existing Credit Agreement”: the Credit Agreement, dated as of August 8, 2003, as amended, among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and others.
     “Existing Letters of Credit”: as defined in subsection 6.1(c).
     “Existing Note Documents”: the collective reference to the Existing Notes and the Existing Note Indentures.
     “Existing Note Indentures”: the collective reference to the following: (a) the 2003 Senior Note Indenture and (b) the 2003 Senior Subordinated Note Indenture.
     “Existing Notes”: the collective reference to the following: (a) the 2003 Senior Notes and (b) the 2003 Senior Subordinated Notes.
     “Facility”: the Term Facility, Incremental Term Facility, the Revolving Credit Facility or the Incremental Revolving Tranche Facility, as the context may require.
     “Federal Funds Rate”: for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.
     “Fee Letter”: the letter agreement, dated April 3, 2007, among the Borrower, the Administrative Agent and Banc of America Securities LLC.
     “Financial Covenants”: the covenants set forth in subsection 8.1.
     “Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
     “FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.
     “Foreign Backstop Letters of Credit”: any standby Letter of Credit issued to any Person for the account of the Borrower to provide credit support for Indebtedness of any Foreign Subsidiary to such Person which is permitted under subsection 8.2.
     “Foreign Lender”: any Lender that is not organized under the laws of the United States of America or a state thereof.
     “Foreign Subsidiary”: any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America or that is a Foreign Subsidiary Holdco.
     “Foreign Subsidiary Holdco”: Graphic Packaging International Holding Company, a Delaware corporation, Riverwood International Enterprises, Inc., a Delaware corporation, and any other Subsidiary of the Borrower that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.
     “Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP”: with respect to the covenants contained in subsections 8.1, 8.2, 8.6, 8.7 and 8.9 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the Closing Date, and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.
     “Golden Equities”: Golden Equities, Inc., a Colorado corporation and a Wholly Owned Subsidiary of the Borrower.
     “Golden Properties”: Golden Properties, Ltd., a Colorado limited partnership, the general partner of which is Golden Equities.

     “Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the European Union or the European Central Bank.
     “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement delivered to the Administrative Agent as of the date hereof, substantially in the form of Exhibit B, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
     “Guarantors”: the collective reference to Holding and each Subsidiary of the Borrower (other than the Philanthropic Fund, any Foreign Subsidiary, any Subsidiary of a Foreign Subsidiary, and any Receivables Subsidiary), which is from time to time party to the Guarantee and Collateral Agreement; individually, a “Guarantor”.
     “Hedge Banks”: as defined in the Guarantee and Collateral Agreement.
     “Holding”: Graphic Packaging Corporation, a Delaware corporation.

     “Honor Date”: as defined in subsection 3.1(c)(i).
     “Incremental Facilities”: has the meaning assigned to such term in subsection 2.6.
     “Incremental Facility Amendment”: has the meaning assigned to such term in subsection 2.6.
     “Incremental Revolving Commitment”: as defined in subsection 2.6.
     “Incremental Revolving Tranche Commitments”: with respect to each Lender, the commitment, if any, of such Lender to make Incremental Revolving Tranche Loans pursuant to the terms of an Incremental Facility Amendment.
     “Incremental Revolving Tranche Exposure”: means, with respect to any Incremental Revolving Tranche Lender at any time, the aggregate principal amount of such Incremental Revolving Tranche Lender’s Incremental Revolving Tranche Loans at such time.
     “Incremental Revolving Tranche Facility”: has the meaning assigned to such term in subsection 2.6.
     “Incremental Revolving Tranche Lender”: a Lender with an Incremental Revolving Tranche Commitment or, if the Incremental Revolving Tranche Commitments have terminated or expired, a Lender with Incremental Revolving Tranche Exposure.
     “Incremental Revolving Tranche Loan”: a Loan made pursuant to an Incremental Revolving Tranche Facility.
     “Incremental Term Borrowing”: a borrowing consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period made by each of the applicable Incremental Term Lenders pursuant to subsection 2.6.
     “Incremental Term Commitment”: with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan pursuant to the terms of an Incremental Facility Amendment.
     “Incremental Term Facility”: has the meaning assigned to such term in subsection 2.6.
     “Incremental Term Lender”: a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.
     “Incremental Term Loan”: a Loan made pursuant to an Incremental Term Facility.
     “Indebtedness”: of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.2 and subsection 9(e) only, all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements, and (f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) to the extent secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
     “Individual Term Loan Prepayment Amount”: as defined in subsection 4.2(g).
     “Insignificant Subsidiary”: any Subsidiary of the Borrower that (a) neither (i) has total assets with a book value of $5,000,000 or more nor (ii) had revenues for the period of four fiscal quarters most recently completed of $5,000,000 or more and (b) is designated by the Borrower as an “Insignificant Subsidiary”; provided that (A) the book value of all assets of all Insignificant Subsidiaries may not in the aggregate exceed $25,000,000 and (B) the revenues of all Insignificant Subsidiaries for the period of four fiscal quarters most recently completed may not in the aggregate exceed $25,000,000.
     “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
     “Insolvent”: pertaining to a condition of Insolvency.
     “Insured Fee Properties”: the collective reference to the real properties owned in fee by the Loan Parties described on Part I(a) of Schedule 5.8, including without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party.
     “Intellectual Property”: as defined in subsection 5.9.
     “Interest Payment Date”: (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Termination Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Termination Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).
     “Interest Period”: as to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on (i) the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice, (ii) such other period that is nine or twelve months requested by the Borrower and consented to by all the Appropriate Lenders, (iii) in the case of Interest Periods commencing on the Closing Date, May 18, 2007, May 25, 2007, and July 2, 2007 or (iv) with respect to conversions of the Loans with Interest Periods ending on May 18, 2005 and May 25, 2007 described in clause (iii) above, June 18, 2007 and June 25, 2007; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Termination Date of the Facility under which such Loan was made.
     “Interest Rate Protection Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement in form and substance, and for a term, reasonably satisfactory to the Administrative Agent and with (a) any Lender or (b) any financial institution reasonably acceptable to the Administrative Agent, to or under which the Borrower or any of its Subsidiaries is or becomes a party or a beneficiary.
     “Inventory”: as defined in the Uniform Commercial Code as in effect in the State of New York from time to time; and, with respect to the Borrower and its Domestic Subsidiaries, all such Inventory of the Borrower and such Domestic Subsidiaries (other than any Receivables Subsidiary), including, without limitation: (a) all goods, wares and merchandise held for sale or lease (including, without limitation, all paper and paperboard products); and (b) all goods returned or repossessed by the Borrower or such Domestic Subsidiaries.
     “Investment Company Act”: the Investment Company Act of 1940, as amended from time to time.
     “Investments”: as defined in subsection 8.8.
     “ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents”: with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

     “Kronor” and “SEK”: the lawful currency of Sweden.
     “Laws”: collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C-BA Advance”: with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C-BA Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C-BA Advances shall be denominated in Dollars.
     “L/C-BA Borrowing”: an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case, which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C-BA Borrowings shall be denominated in Dollars.
     “L/C-BA Credit Extension”: with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C-BA Obligations”: as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuer under all then outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including without duplication all L/C-BA Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “L/C Issuer”: as applicable, Bank of America or any other Revolving Credit Lender that agrees to act as an L/C Issuer, in each case in its capacity as issuer of Letters of Credit and Bankers’ Acceptances hereunder, or any successor issuer of Letters of Credit and Bankers’ Acceptances hereunder.
     “Lender”: as defined in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer, the Swing Line Lender, the Alternative Currency Funding Fronting Lender, each Alternative Currency Funding Lender and each Alternative Currency Participating Lender, as applicable.
     “Lending Office”: as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Letter of Credit”: any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
     “Letter of Credit Application”: an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.
     “Letter of Credit-BA Expiration Date”: the day that is seven days prior to the Termination Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit-BA Fee”: has the meaning specified in subsection 3.1(i).
     “Letter of Credit-BA Sublimit”: an amount equal to the lesser of (a) $75,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit-BA Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
     “Lien”: any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
     “Loan”: an extension of credit by a Lender to the Borrower in the form of a Term B Loan, an Incremental Term Loan, a Revolving Credit Loan, a Swing Line Loan or an Incremental Revolving Tranche Loan.
     “Loan Documents”: this Agreement, any Notes, the Letter of Credit Applications, the Guarantee and Collateral Agreement, any Incremental Facility Amendment and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.
     “Loan Notice”: a notice of (a) a Term B Loan Borrowing, (b) an Incremental Term Borrowing, (c) a Revolving Credit Borrowing, (d) an Incremental Revolving Tranche Borrowing, (e) a conversion of Loans from one Type to the other, or f) a continuation of Eurocurrency Loans, pursuant to subsection 2.2(a), which, if in writing, shall be substantially in the form of Exhibit J.
     “Loan Parties”: Holding, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document; individually, a “Loan Party”.

     “Machinery Financing Indebtedness”: Indebtedness of the Borrower or any Subsidiary thereof incurred to finance or refinance packaging machinery, in an aggregate amount not to exceed the then aggregate book value of the packaging machinery that is thereby financed or refinanced (or, if greater, to the extent that any such machinery shall be appraised by an independent appraiser, the appraised value of such machinery).
     “Management Investors”: the collective reference to the officers, directors, employees and other members of the management of Holding, the Borrower or any of their Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, common stock of Holding.
     “Management Subscription Agreements”: one or more stock subscription, stock option, grant or other agreements which have been or may be entered into between Holding and one or more Management Investors (or any of their heirs, successors, assigns, legal representatives or estates), with respect to the issuance to and/or acquisition, ownership and/or disposition by any of such parties of common stock of Holding or options, warrants, units or other rights in respect of common stock of Holding, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties, as amended, supplemented, waived or otherwise modified from time to time.
     “Mandatory Cost”: with respect to any period, the percentage rate per annum determined in accordance with Schedule D.
     “Manville”: Johns Manville Corporation, a Delaware corporation.
     “Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Holding and its Subsidiaries, taken as a whole, or (b) the validity or enforceability as to any Loan Party thereto of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents taken as a whole.
     “Materials of Environmental Concern”: any gasoline or petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or wastes defined or regulated as such in or under or which may give rise to liability under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
     “Minimum Principal Amount” means, with respect to Borrowings made in (i) Dollars, a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (ii) Canadian Dollars, a principal amount of CAN$1,000,000 or a whole multiple of CAN$500,000 in excess thereof, (iii) Kronor, a principal amount of 10,000,000 Kronor or a whole multiple of 5,000,000 Kronor in excess thereof, (iv) Euros, a principal amount of EUR1,000,000 or a whole multiple of EUR500,000 in excess thereof, (v)

Sterling, a principal amount of £1,000,000 or a whole multiple of £500,000 in excess thereof, (vi) Yen, a principal amount of ¥100,000,000 or a whole multiple of ¥50,000,000 in excess thereof and (vii) any other Alternative Currency approved under Section 1.4 hereof, the amount proposed by the Administrative Agent and approved by the Lenders.
     “Moody’s”: as defined in the definition of “Cash Equivalents” in this subsection 1.1.
     “Mortgaged Fee Properties”: the collective reference to the real properties owned in fee by the Loan Parties described on Part I(b) of Schedule 5.8, including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party.
     “Mortgaged Leased Properties”: the collective reference to the real properties leased by the Loan Parties described on Part II of Schedule 5.8, including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned or leased by any such Loan Party.
     “Mortgaged Properties”: the collective reference to each of the Insured Fee Properties, the Mortgaged Fee Properties and the Mortgaged Leased Properties.
     “Mortgages”: each of the mortgages and deeds of trust, if any, executed and delivered by any Loan Party to the Administrative Agent, substantially in the form of Exhibit C, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds”: with respect to any Asset Sale (including, without limitation, any Sale and Leaseback Transaction), any Recovery Event, the issuance of any debt securities or any borrowings by Holding or any of its Subsidiaries (other than issuances and borrowings permitted pursuant to subsection 8.2, except as otherwise specified), or any Permitted Receivables Transaction, an amount equal to the gross proceeds in cash and Cash Equivalents of such Asset Sale, Recovery Event, sale, issuance, borrowing or Permitted Receivables Transaction, net of (a) reasonable attorneys’ fees, accountants’ fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, Recovery Event, sale, issuance, borrowing or Permitted Receivables Transaction, (b) Taxes paid or reasonably estimated to be payable as a result thereof, (c) appropriate amounts provided or to be provided by Holding or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such Asset Sale or Recovery Event and retained by Holding or any such Subsidiary after such Asset Sale or Recovery Event and other appropriate amounts to be used by Holding or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such Asset Sale or Recovery Event (including, without limitation, in connection with any Asset Sale in respect of packaging machines appropriate amounts, if any, required to be prepaid under any Machinery Financing Indebtedness), (d) in the case of a sale, Recovery Event or Sale and Leaseback Transaction of or involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including, without limitation, payments in respect of principal, interest and prepayment premiums and penalties and (e) in the case of any Permitted Receivables Transaction, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Subsidiary for, the Indebtedness of Holding and its Subsidiaries in respect of, or the obligations of Holding and its Subsidiaries under, such Permitted Receivables Transaction.
     “No More Favorable Terms and Conditions”: with respect to any Indebtedness with reference to other specified Indebtedness, (a) such Indebtedness has a maturity date no earlier than the reference Indebtedness, (b) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the reference Indebtedness as of such date, and (c) such Indebtedness contains covenants, events of default, remedies, acceleration rights, amortization schedules and other material terms that are no less favorable to the Lenders under the Loan Documents taken as a whole as of the date that such Indebtedness is incurred.
     “Non-Consenting Lender”: as defined in subsection 11.1(d).
     “Non-Excluded Taxes”: as defined in subsection 4.9(a).
     “Non-Extension Notice Date”: as defined in subsection 3.1(b)(iii).
     “Notes”: the collective reference to the Revolving Credit Notes and the Term Notes.
     “Obligations”: as defined in the Guarantee and Collateral Agreement.
     “Obligor”: any purchaser of goods or services or other Person obligated to make payment to the Borrower or any of its Subsidiaries (other than any Receivables Subsidiaries and the Foreign Subsidiaries) in respect of a purchase of such goods or services.
     “Other Representatives”: each of Banc of America Securities LLC, in its capacity as a Book Manager and an Arranger of the Commitments hereunder, Deutsche Bank Securities Inc., in its respective capacities as a Book Manager and an Arranger and as Syndication Agent, Goldman Sachs Credit Partners L.P., in its capacities as a Book Manager and a Co-Documentation Agent, Morgan Stanley Senior Funding, Inc., in its capacity as a Co-Documentation Agent, LaSalle Bank National Association, in its capacity as a Co-Documentation Agent and the L/C Issuer, in its capacity as such.
     “Outstanding Amount”: (a) with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (b) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (c) with respect to any L/C-BA Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C-BA Obligations on such date after giving effect to any L/C-BA Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C-BA Obligations as of such date, including as a result of any reimbursements of amounts paid under Bankers’ Acceptances or outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawings under Letters of Credit taking effect on such date.
     “Overnight Rate”: for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
     “Participant”: as defined in subsection 11.6(d).
     “Participating Member State”: each state so described in any EMU Legislation.
     “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).
     “Permitted Acquisition Amount”: with respect to any incurrence of Indebtedness permitted by subsection 8.2(d), that portion of the Net Cash Proceeds thereof as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent no later than the date of incurrence of such Indebtedness, be applied to pay the cash consideration for an acquisition expressly permitted by subsection 8.9(b) within 90 days of the receipt of such Net Cash Proceeds, provided that any Net Cash Proceeds not so applied by the date that is 90 days after the receipt of such Net Cash Proceeds shall be utilized on such date to prepay the Loans pursuant to subsection 4.2(b) or otherwise applied in accordance with subsection 8.2(d).
     “Permitted Additional Debt”: Indebtedness which (i) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date which is six months after the Termination Date with respect to the Term B Facility and (ii) is not secured, directly or indirectly, by any assets of the Borrower or any Subsidiary.
     “Permitted Hedging Arrangement”: as defined in subsection 8.17.

     “Permitted Holders”: the Persons listed on Schedule B and their Affiliates and any Management Investor.
     “Permitted Receivables Transaction”: any transaction or series of related transactions providing for the financing of any Receivables; provided that any such transaction shall be consummated (a) on terms that include terms substantially as described on Schedule C or as the Required Lenders may otherwise consent, such consent not to be unreasonably withheld, and (b) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof (such approval not to be unreasonably withheld).
     “Permitted Receivables Transaction Prepayment Amount”: with respect to the initial transfer of Receivables pursuant to any Permitted Receivables Transaction, an amount equal to 100% of the Net Cash Proceeds thereof.
     “Permitted Subordinated Indebtedness”: Indebtedness which (i) does not mature, and is not subject to mandatory repurchase, redemption or amortization (other than pursuant to customary asset sale or change in control provisions requiring redemption or repurchase only if and to the extent then permitted by this Agreement), in each case, prior to the date which is six months after the Termination Date with respect to the Term B Facility, (ii) is not secured, directly or indirectly, by any assets of the Borrower or any Subsidiary, and (iii) is subordinated to the Obligations pursuant to subordination provisions that are no less favorable to the Lenders than those applicable to offerings of “high yield” subordinated debt by similar issuers of similar debt at or about the same time or pursuant to other subordination provisions on terms reasonably satisfactory to the Administrative Agent.
     “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Philanthropic Fund”: Graphic Packaging International Philanthropic Fund, a Delaware corporation.
     “Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA.
     “Platform”: as defined in subsection 7.2.
     “Prepayment Date”: as defined in subsection 4.2(g).
     “Prepayment Option Notice”: as defined in subsection 4.2(g).
     “Pricing Grid”: with respect to Revolving Credit Loans:

Consolidated Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for Eurocurrency Loans and Letters of Credit
Greater than or equal to 4.50 to 1.00	1.25%	2.25%

Greater than or equal to 4.00, but less than or equal to 4.50 to 1.00	1.00%	2.00%

Less than 4.00	0.75%	1.75%
     Each determination of the Consolidated Leverage Ratio pursuant to the Pricing Grids shall be made in a manner consistent with the determination thereof pursuant to subsection 8.1(a).
     “Prime Rate”: as defined as “prime rate” in the definition of the term “Base Rate” in this subsection 1.1.
     “Pro Forma Compliance”: with respect to any event, that Holding is in pro forma compliance with the Financial Covenants (regardless of whether any Revolving Credit Commitment is then outstanding) and (other than for purposes of any calculation required by subsection 8.2(g) or 8.4(i)) the Consolidated Interest Expense Ratio is equal to or greater than 2.0 to 1.0, in each case calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with the Financial Covenant would be determined (for example, in the case of a Financial Covenant based on EBITDA, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 7.1(a) or (b)). Pro forma calculations made pursuant to this definition that require the calculation of EBITDA on a pro forma basis will be made in accordance with the second sentence of the definition of such term, except that, when testing Pro Forma Compliance with respect to any acquisition or disposition, references to Material Acquisition and Material Disposition in such sentence will be deemed to include such acquisition and disposition.
     “Public Lender”: as defined in subsection 7.2.
     “Receivables”: all Accounts and accounts receivable of the Borrower or any of its Domestic Subsidiaries (other than any Receivables Subsidiaries), including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

     “Receivables Subsidiary”: any special purpose, bankruptcy-remote Subsidiary of the Borrower that purchases, on a revolving basis, Receivables generated by the Borrower or any of its Subsidiaries.
     “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries giving rise to Net Cash Proceeds to the Borrower or such Subsidiary, as the case may be, in excess of $500,000, to the extent that such settlement or payment does not constitute reimbursement or compensation for amounts previously paid by the Borrower or any of its Subsidiaries in respect of such casualty or condemnation.
     “Register”: as defined in subsection 11.6(c).
     “Regulation U”: Regulation U of the Board as in effect from time to time.
     “Refinanced Loans”: as defined in subsection 11.1(c).
     “Reinvested Amount”: with respect to any Asset Sale permitted by subsection 8.6(i),Recovery Event or Sale and Leaseback Transaction, that portion of the Net Cash Proceeds thereof (which portion shall not exceed, with respect to any Asset Sale occurring on or after the Closing Date (but not any Recovery Event), $150,000,000 minus the aggregate Reinvested Amounts with respect to all such Asset Sales on or after the Closing Date) as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days of such Asset Sale, Recovery Event or Sale and Leaseback Transaction, be reinvested in the business of the Borrower and its Subsidiaries in a manner consistent with the requirements of subsection 8.16 and the other provisions hereof within 365 days of the receipt of such Net Cash Proceeds with respect to any such Asset Sale, Recovery Event or Sale and Leaseback Transaction, if such reinvestment is in a project authorized by the board of directors of the Borrower that will take longer than such 365 days to complete, the period of time necessary to complete such project; provided that (a) if any such certificate of a Responsible Officer is not delivered to the Administrative Agent on the date of such Asset Sale, Recovery Event or Sale and Leaseback Transaction, any Net Cash Proceeds of such Asset Sale, Recovery Event or Sale and Leaseback Transaction shall be immediately (i) deposited in a cash collateral account established at Bank of America to be held as collateral in favor of the Administrative Agent for the benefit of the Lenders on terms reasonably satisfactory to the Administrative Agent and shall remain on deposit in such cash collateral account until such certificate of a Responsible Officer is delivered to the Administrative Agent or (ii) used to make a prepayment of the Revolving Credit Loans in accordance with subsection 4.2(a); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any Credit Extension under the Revolving Credit Commitments that would reduce the aggregate amount of the Available Revolving Credit Commitments to an amount that is less than the amount of any such prepayment until such certificate of a Responsible Officer is delivered to the Administrative Agent and (b) any Net Cash Proceeds not so reinvested by the date required pursuant to the terms of this definition shall be utilized on such day to prepay the Loans pursuant to subsection 4.2(b).

     “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
     “Replacement Loans”: as defined in subsection 11.1(c).
     “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.20, et. seq. or any successor regulation thereto.
     “Repricing Transaction”: any voluntary prepayment of the Term B Loans using proceeds of new term loans (including without limitation any Incremental Term Loans) for which the interest rate payable thereon on the date of such optional prepayment is lower than the Eurocurrency Rate on the date of such optional prepayment plus the Applicable Margin with respect to the Term B Loans on the date of such optional prepayment, provided that the primary purpose of such prepayment is to refinance the Term B Loans at a lower interest rate (e.g. not in connection with a “change of control” or other similar transaction).
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C-BA Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Incremental Revolving Tranche Lenders”: as of any date of determination, Incremental Revolving Tranche Lenders holding more than 50% of the sum of (a) the total outstanding Incremental Revolving Tranche Loans and (b) the aggregate unused Incremental Revolving Tranche Commitments; provided that the portion of Incremental Revolving Tranche Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Revolving Tranche Lenders.
     “Required Incremental Term Lenders”: as of any date of determination, Incremental Term Lenders holding more than 50% of the sum of the total outstanding Incremental Term Loans on such date; provided that the portion of Incremental Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Lenders.
     “Required Lenders”: as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with (i) the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition and (ii) the aggregate amount of all Alternative Currency Risk Participations being deemed “held” by the Alternative Currency Funding Fronting Lender for purposes of this definition), (b) aggregate unused Revolving Credit

Commitments, (c) aggregate unused Incremental Revolving Tranche Commitments and (d) the aggregate unused Incremental Term Commitments; provided that the unused Revolving Credit Commitments, Incremental Term Commitments and Incremental Revolving Tranche Commitments of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Required Revolving Lenders”: as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s Alternative Currency Risk Participations and its risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition, (b) aggregate unused Revolving Credit Commitments, (c) the total outstanding Incremental Revolving Tranche Loans and (d) the aggregate unused commitments of the Incremental Revolving Tranche Lenders; provided that the unused Revolving Credit Commitment of, the unused Incremental Revolving Tranche Commitments of, the portion of the Total Revolving Credit Outstandings held or deemed held by, and the portion of Incremental Revolving Tranche Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders except that (i) the commitment of any Defaulting Lender to fund risk participations in L/C-BA Obligations with respect to any outstanding Letter of Credit or Banker’s Acceptance at such time shall be deemed to be held by the L/C Issuer issuing each such Letter of Credit and Banker’s Acceptance, and (ii) the commitment of any Defaulting Lender to fund Alternative Currency Risk Participations at such time shall be deemed to be held by the Alternative Currency Funding Fronting Lender.
     “Required Term B Lenders”: as of any date of determination, Term B Loan Lenders holding more than 50% of the sum of the total outstanding Term B Loans on such date; provided that the portion of Term B Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders.
     “Required Term Lenders”: as of any date of determination, Term Loan Lenders holding more than 50% of the sum of the total outstanding Term Loans on such date; provided that the portion of Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.
     “Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including, without limitation, laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

     “Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person, (c) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person and (d) with respect to ERISA matters, the senior vice president — human resources (or substantial equivalent) of such Person.
     “Restricted Payment”: as defined in subsection 8.7.
     “Revaluation Date”: (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Loan denominated in an Alternative Currency pursuant to subsection 2.2, (iii) the date of advance of the applicable Loan with respect to which the Alternative Currency Funding Fronting Lender has requested payment from the Alternative Currency Participating Lenders in Dollars, and with respect to all other instances pursuant to subsection 2.2(g) on which payments in Dollars are made between the Alternative Currency Funding Fronting Lender and Alternative Currency Participating Lenders with respect to such Loan, (iv) such additional dates as the Administrative Agent shall reasonably determine or the Required Lenders shall reasonably require; and (b) with respect to any Letter of Credit or Bankers’ Acceptance, each of the following: (i) each date of issuance of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit or Bankers’ Acceptance having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, (iv) each date of any Loan Notice for a Base Rate Loan under subsections 3.1(c)(i), (v) each date of payment of funds in an Alternative Currency by the Administrative Agent to the L/C Issuer pursuant to subsection 3.1(c)(ii), and (vi) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine or the Required Lenders shall reasonably require.
     “Revolving Credit Borrowing”: a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to subsection 2.1(b).
     “Revolving Credit Commitment”: as to each Revolving Credit Lender, its obligation (a) to make Revolving Credit Loans to the Borrower pursuant to subsection 2.1(b) or any Incremental Facility Amendment (subject to the provisions of subsection 2.2 relating to Loans in Alternative Currencies with respect to which there is one or more Alternative Currency Participating Lender), (b) if such Lender is an Alternative Currency Participating Lender with respect to any Alternative Currency, to purchase Alternative Currency Risk Participations in Loans denominated in any such Alternative Currency, (c)

purchase participations in L/C-BA Obligations, and (d) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption or in the Incremental Facility Amendment, respectively, pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and for the avoidance of doubt shall include any Incremental Revolving Commitments of such Revolving Credit Lender.
     “Revolving Credit Commitment Period”: in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Termination Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to subsection 2.3, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C-BA Credit Extensions pursuant to Section 9.
     “Revolving Credit Facility”: at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments, including without limitation Incremental Revolving Commitments, at such time.
     “Revolving Credit Lender”: at any time, any Lender that has a Revolving Credit Commitment at such time, including without limitation any Lender with an Incremental Revolving Commitment.
     “Revolving Credit Loans”: as defined in subsection 2.1(b), including without limitation any Loan made by a Lender as a result of an Incremental Revolving Commitment.
     “Revolving Credit Note”: a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, or a promissory note made by the Borrower in favor of an Incremental Revolving Tranche Lender, evidencing Incremental Revolving Tranche Loans made by such Incremental Revolving Tranche Lender substantially in the form of Exhibit A-1, with appropriate modifications.
     “S&P”: as defined in the definition of the term “Cash Equivalents” in this subsection 1.1.
     “Sale and Leaseback Transaction”: as defined in subsection 8.11.
     “Same Day Funds”: (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

     “Secured Cash Management Agreements” as defined in the Guarantee and Collateral Agreement.
     “Secured Hedge Agreements”: as defined in the Guarantee and Collateral Agreement.
     “Securities Act”: the Securities Act of 1933, as amended from time to time.
     “Security Documents”: the collective reference to the Mortgages, the Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security documents executed and delivered or caused to be delivered to the Administrative Agent pursuant to subsection 7.9(b) or 7.9(c), in each case, as amended, supplemented, waived or otherwise modified from time to time.
     “Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
     “Solvent” and “Solvency”: with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small amount of capital.
     “Special Notice Currency”: at any time an Alternative Currency, other than (i) Euro, Sterling, Yen, Canadian Dollars and Kronor and (ii) the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
     “Spot Rate”: the rate for a currency determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency.
     “Sterling” and “£”: the lawful currency of the United Kingdom.
     “Subsidiary”: as to any Person, a corporation, partnership or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, for all purposes of this Agreement (other than (i) the delivery of financial information as set forth in subsection 7.1 and (ii) the calculation of the financial covenants set forth in subsection 8.1 and the related definitions), Golden Properties shall not be included in the definition of “Subsidiary”.
     “Subsidiary Guarantors”: the collective reference to each Guarantor that is a Subsidiary of the Borrower.
     “Swing Line Borrowing”: a borrowing of a Swing Line Loan pursuant to subsection 2.4.
     “Swing Line Lender”: Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan”: as defined in subsection 2.4(a).
     “Swing Line Loan Notice”: a notice of a Swing Line Borrowing pursuant to subsection 2.4(b), which, if in writing, shall be substantially in the form of Exhibit K.
     “Swing Line Sublimit”: an amount equal to the lesser of (a) $40,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
     “Syndication Agent”: as defined in the introductory paragraph hereto.
     “Synthetic Purchase Agreement”: any agreement pursuant to which the Borrower or any of its Subsidiaries is or may become obligated to make any payment (except as otherwise permitted by this Agreement) to any third party (other than Holding or any of its Subsidiaries) in connection with the purchase or the notional purchase by such third party or any Affiliate thereof from a Person other than Holding or any of its Subsidiaries of any Capital Stock of Holding or any Existing Notes referred to in subsection 8.13; provided that the term “Synthetic Purchase Agreement” shall not be deemed to include (a) any phantom stock, stock appreciation rights, equity purchase or similar plan or arrangement providing for payments only to current or former officers, directors, employees and other members of the management of Holding, the Borrower or any of their respective Subsidiaries, or family members or relatives thereof or trusts for the benefit of any of the foregoing (or to their heirs, successors, assigns, legal representatives or estates), or (b) any agreement evidencing or relating to (i) one or more Guarantee Obligations in connection with Indebtedness incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of Holding, or any refinancing, refunding, extension or renewal thereof, or (ii) one or more loans or advances to one or more Management Investors in connection with the purchase by such Management Investors of Capital Stock of Holding (including in each case under this clause (b), without limitation, any agreement evidencing any right or option to acquire any such stock in connection with payment under any such Guarantee Obligation or in partial or full satisfaction of any such loan or advance).
     “TARGET Day”: any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
     “Tax Matters Agreement”: the Tax Matters Agreement dated as of October 25, 1995 among GPI Holding, Inc. (as successor to RIC Holding, Inc.) and John Manville Corporation, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Tax Sharing Agreement”: the Tax Sharing Agreement between Holding and the Borrower dated as of August 7, 2003, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.13(e).
     “Taxes”: as defined in subsection 4.9(a).
     “Term B Facility”: at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Loan Commitments at such time, and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Loan Lenders outstanding at such time.
     “Term B Loan”: as defined in subsection 2.1(a).
     “Term B Loan Borrowing”: a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Term B Loan Lenders pursuant to subsection 2.1(a).
     “Term B Loan Commitment”: as to each Term B Loan Lender, its obligation to make Term B Loans to the Borrower pursuant to subsection 2.1(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Term B Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B

Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Term B Loan Lender”: any Lender having a Term B Loan Commitment hereunder and/or a Term B Loan outstanding hereunder.
     “Term B Note”: a promissory note made by the Borrower in favor of a Term B Loan Lender, evidencing Term B Loans made by such Term B Loan Lender, substantially in the form of Exhibit A-2.
     “Term Facilities”: at any time, the aggregate Term B Facility and the Incremental Term Facilities of all Term Loan Lenders at such time.
     “Term Loan”: any Term B Loan or Incremental Term Loan, as applicable.
     “Term Loan Borrowing” : either any Term B Loan Borrowing or Incremental Term Borrowing, as applicable.
     “Term Loan Commitment”: any Term B Commitment or Incremental Term Commitment, as applicable.
     “Term Loan Lender”: any Term B Loan Lender or Incremental Term Lender, as applicable.
     “Term Loan Prepayment Amount”: as defined in subsection 4.2(g).
     “Term Note”: any Term B Note or promissory note made by the Borrower in favor of an Incremental Term Lender, evidencing Incremental Term Loans made by such Incremental Term Lender, substantially in the form of Exhibit A-2 hereto.
     “Termination Date”: (a) with respect to the Revolving Credit Facility, May 16, 2013, (b) with respect to the Term B Facility, May 16, 2014 and (c) with respect to any Incremental Term Facility or Incremental Revolving Tranche Facility, the final maturity specified in the applicable Incremental Facility Amendment; provided, however, that, in each case, if such date is not a Business Day, the Termination Date shall be the next preceding Business Day.
     “Test Period”: the period of four consecutive fiscal quarters of Holding then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 7.1(a) or (b).
     “Total Revolving Credit Outstandings”: the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C-BA Obligations.
     “Total Outstandings”: the aggregate Outstanding Amount of all Loans and all L/C-BA Obligations.
     “Transferee”: any Participant or Eligible Assignee.

     “2003 Senior Note Indenture”: the indenture dated as of August 8, 2003 between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13 to the extent applicable.
     “2003 Senior Notes”: the 8.50% Senior Notes due 2011 in an aggregate principal amount of $425,000,000 issued by the Borrower, as the same may be exchanged for substantially similar unsecured senior notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13 to the extent applicable.
     “2003 Senior Subordinated Note Documents”: the collective reference to the 2003 Senior Subordinated Notes and the 2003 Senior Subordinated Note Indenture; individually, a “2003 Senior Subordinated Note Document”.
     “2003 Senior Subordinated Note Indenture”: the indenture dated as of August 8, 2003 between the Borrower and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13 to the extent applicable.
     “2003 Senior Subordinated Notes”: the 9.50% Senior Subordinated Notes due 2013 in an aggregate principal amount of $425,000,000 issued by the Borrower, as the same may be exchanged for substantially similar unsecured senior subordinated notes that have been registered under the Securities Act, and as the same or such substantially similar notes may be amended, supplemented, waived or otherwise modified from time to time in accordance with subsection 8.13 to the extent applicable.
     “Type”: as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.
     “Underfunding”: the excess of the present value of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.
     “Underlying Lease”: with respect to any Mortgaged Leased Property, the lease agreement under which an interest in such leased property is held, as the same may be amended, supplemented, waived or otherwise modified from time to time.
     “Unreimbursed Amounts”: as defined in subsection 3.1(c)(i).
     “U.S. Tax Compliance Certificate”: as defined in subsection 4.9(b)(ii)(B).
     “Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees.

     “Yen” and “¥”: the lawful currency of Japan.
     1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto.
     (b) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holding and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.
     (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     1.3 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent thereof.
     (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.0001 of a unit being rounded upward).
     1.4 Additional Alternative Currencies.
     (a) The Borrower may from time to time request that Eurocurrency Loans under the Revolving Credit Facility or any Incremental Revolving Tranche Facility be made and/or Letters of Credit and/or Bankers’ Acceptances be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders, including specification by the Administrative Agent of a reasonable Minimum Principal Amount for such Alternative Currency; and in the case of any such request with respect to the issuance of Letters of Credit or Bankers’ Acceptances, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
     (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof and of the proposed Minimum Principal Amount therefor; and in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit or Bankers’ Acceptances, as the case may be, in such requested currency.
     (c) Any failure by a Revolving Credit Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit or Bankers’ Acceptances to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon and thereafter be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit or Bankers’ Acceptances in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon and thereafter be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit or Bankers’ Acceptance issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this subsection 1.4, the Administrative Agent shall promptly so notify the Borrower.
     1.5 Change of Currency.
     (a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
     (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
     1.6 Letter of Credit and Bankers’ Acceptance Amounts. Unless otherwise specified herein, the amount of a Letter of Credit or Bankers’ Acceptance at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit or Bankers’ Acceptance that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or Bankers’ Acceptance shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit or Bankers’ Acceptance after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
     1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
     2.1 The Loans. (a) The Term B Loan Borrowings. Subject to the terms and conditions set forth herein, each Term B Loan Lender hereby severally agrees to make a single loan (each such loan, a “Term B Loan”) to the Borrower in Dollars on the Closing Date in an amount not to exceed such Term B Loan Lender’s Applicable Percentage of the Term B Facility. The Term B Loan Borrowing shall consist of Term B Loans made simultaneously by the Term B Loan Lenders in accordance with their respective Applicable Percentage of the Term B Facility. Amounts borrowed under this subsection 2.1 and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurocurrency Loans, as further provided herein, and may not be converted into a currency other than Dollars.
     (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender (through its applicable Lending Office) hereby severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower in Dollars or (subject to the provisions of subsection 2.2(g) in one or more

Alternative Currencies from time to time, on any Business Day during the Revolving Credit Commitment Period, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, the Outstanding Amount of such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies and advanced by the Alternative Currency Funding Fronting Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.1(b), prepay under subsection 4.2, and reborrow under this subsection 2.1(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Loans, as further provided herein. All Base Rate Loans shall be denominated only in Dollars. Eurocurrency Loans may be denominated in Dollars or in an Alternative Currency. All Revolving Credit Loans denominated in an Alternative Currency must be Eurocurrency Loans.
     (c) The Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s Revolving Credit Loans or Term B Loans, as the case may be, the Borrower will execute and deliver to such Lender a Revolving Credit Note or Term B Note, as applicable, with appropriate insertions as to payee, date and principal amount, payable to such Revolving Credit Lender or Term B Loan Lender, as applicable, and in a principal amount equal to the unpaid principal amount of the Revolving Credit Loans or Term B Loans, as the case may be, made by such Lender to the Borrower. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the applicable Termination Date, (iii) provide for the payment of interest in accordance with subsection 4.1 and (iv) in the case of Term B Notes, be payable as provided in subsection 2.5.
     2.2 Borrowings, Conversions and Continuations of Loans; Alternative Currency Funding and Participation. (a) Each Term B Loan Borrowing, each Revolving Credit Borrowing, each conversion of Term B Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans denominated in Dollars or of any conversion of Eurocurrency Loans denominated in Dollars to Base Rate Loans, (ii) 1:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Loans denominated in Alternative Currencies, and (iii) 12:00 noon one Business Day prior to the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 1:00 p.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 1:00 p.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by the Borrower pursuant to this subsection 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Loans shall be in an amount not less than the Minimum Principal Amount. Except as provided in subsection 3.1(c) and subsection 2.4(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term B Loan Borrowing, a Revolving Credit Borrowing, a conversion of Term B Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term B Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the currency of the Revolving Credit Loans to be borrowed. If the Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term B Loans or Revolving Credit Loans shall be made as, or converted to, Eurocurrency Loans in their original currencies with an Interest Period of one month. Any such automatic conversion to Eurocurrency Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be repaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.
     (b) Following receipt of a Loan Notice requesting a Borrowing denominated in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term B Loans or Revolving Credit Loans. Following receipt of a Loan Notice requesting a Borrowing denominated in an Alternative Currency with respect to which the Administrative Agent and the Borrower have received notice that one or more Lenders is an Alternative Currency Participating Lender, the Administrative Agent shall on the next following Business Day notify (i) each Alternative Currency Funding Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of its Alternative Currency Funding Pro Rata Share, (ii) the Alternative Currency Funding Fronting Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of the aggregate Alternative Currency Risk Participations in its Alternative Currency Funding Pro Rata Share, (iii) each Alternative Currency Participating Lender of both the Dollar Equivalent amount and the Alternative Currency Equivalent amount of its Alternative Currency Risk Participation in such Borrowing, and (iv) all Revolving Credit Lenders and the Borrower of the aggregate Alternative Currency Equivalent amount and the Dollar Equivalent amount of such Borrowing and the applicable Spot Rate used by Administrative Agent to determine such Dollar Equivalent Amount. If no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurocurrency Loans with an Interest Period of one month or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of (i) a Term B Loan Borrowing or (ii) a Revolving Credit Borrowing in Dollars or in an Alternative Currency with respect to which the Administrative Agent has not received notice that any Lender is an Alternative Currency Participating Lender, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in any such Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. In the case of a Borrowing in an Alternative Currency with respect to which the Administrative Agent has received notice that any Revolving Credit Lender is an Alternative Currency Participating Lender, each Alternative Currency Funding Lender shall make the amount of its Alternative Currency Funding Pro Rata Share in such Revolving Credit Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than the Applicable Time, on the Business Day specified in the applicable Loan Notice. In any event, a Revolving Credit Lender may cause an Affiliate to fund or make the amount of its Loan available in accordance with the foregoing provisions. Upon satisfaction of the applicable conditions set forth in subsection 6.2 (and, if such Borrowing is the initial Credit Extension, subsection 6.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the

Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Borrower, there are L/C-BA Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C-BA Borrowings, and second, shall be made available to the Borrower as provided above.
     (c) Except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. During the existence of an Event of Default described in subsection 9(a) or 9(f), no Loans may be requested as, converted to or continued as Eurocurrency Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Revolving Lenders, in the case of a Revolving Credit Loan, or the Required Term B Lenders, in the case of a Term B Loan, and the Required Revolving Lenders may demand that any or all of the then outstanding Revolving Credit Loans which are Eurocurrency Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. During the existence of an Event of Default, other than those Events of Default described in subsection 9(a) or 9(f), (1) the Required Revolving Lenders, in the case of a Revolving Credit Loan, may require that no Revolving Credit Loans may be requested as, converted to or continued as Eurocurrency Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Revolving Lenders, (2) the Required Term B Lenders, in the case of a Term B Loan, may require that no Term B Loans may be converted to or continued as Eurocurrency Loans without the consent of the Required Term B Lenders, and (3) the Required Revolving Lenders may demand that any or all of the then outstanding Revolving Credit Loans which are Eurocurrency Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Term B Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term B Loans as the same Type, there shall not be more than eight Interest Periods in effect in respect of the Term B Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than twelve Interest Periods in effect in respect of the Revolving Credit Facility.

     (f) Anything in this subsection 2.2 to the contrary notwithstanding, the Borrower may not select (i) the Eurocurrency Rate for the initial Credit Extension or (ii) Interest Periods for Term B Loans as Eurocurrency Loans that have a duration of more than one month during the period from the date hereof to the date which is 15 days after the Closing Date (or such earlier date as shall be specified by the Administrative Agent in a notice to the Borrower and the Lenders).
     (g) Alternative Currency Funding and Participation.
     (i) Subject to all the terms and conditions set forth in this Agreement, including the provisions of subsection 2.1(b), and without limitation of the provisions of subsection 2.2, with respect to any Loans denominated in an Alternative Currency with respect to which one or more Revolving Credit Lenders has given notice to the Administrative Agent that it is an Alternative Currency Participating Lender, (A) each Revolving Credit Lender agrees from time to time on any Business Day during the Availability Period to fund its Applicable Percentage of Revolving Credit Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Funding Lender; and (B) each Revolving Credit Lender severally agrees to acquire an Alternative Currency Risk Participation in Revolving Credit Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Participating Lender.
     (ii) Each Loan denominated in an Alternative Currency shall be funded upon the request of the Borrower in accordance with subsection 2.2(b). Immediately upon the funding by the Alternative Currency Funding Fronting Lender of its respective Alternative Currency Funding Pro Rata Share of any Loan denominated in an Alternative Currency with respect to which one or more Revolving Credit Lenders is an Alternative Currency Participating Lender, each Alternative Currency Participating Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased from such Alternative Currency Funding Fronting Lender an Alternative Currency Risk Participation in such Loan in an amount such that, after such purchase, each Revolving Credit Lender (including the Alternative Currency Funding Lenders, the Alternative Currency Funding Fronting Lender and the Alternative Currency Participating Lenders) will have an Alternative Currency Loan Credit Exposure with respect to such Loan equal in amount to its Applicable Percentage of such Loan.
     (iii) Upon the occurrence and during the continuance of an Event of Default, the Alternative Currency Funding Fronting Lender may, by written notice to the Administrative Agent delivered not later than 11:00 a.m., on the second Business Day preceding the proposed date of funding and payment by Alternative Currency Participating Lenders of their Alternative Currency Risk Participations purchased in such Loans as shall be specified in such notice (the “Alternative Currency Participation Payment Date”), request each Alternative Currency Participating Lender to fund the Dollar Equivalent of its Alternative Currency Risk Participation purchased with respect to such Loans to the Administrative Agent on the Alternative Currency Participation Payment Date in Dollars. Following receipt of such notice, the Administrative Agent shall promptly notify each Alternative Currency Participating Lender of the Dollar

Equivalent Amount of its Alternative Currency Risk Participation purchased with respect to each such Loan (determined at the Spot Rate on the date of advance of such Loan) and the applicable Alternative Currency Participation Payment Date. Any notice given by the Alternative Currency Funding Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the absence of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (iv) On the applicable Alternative Currency Participation Payment Date, each Alternative Currency Participating Lender in the Loans specified for funding pursuant to this subsection 2.2(g) shall deliver the amount of such Alternative Currency Participating Lender’s Alternative Currency Risk Participation with respect to such specific Loans in Dollars and in Same Day Funds to the Administrative Agent; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in such other Alternative Currency Participating Lender’s obligation to pay such amount. Upon receipt of any such amounts from the Alternative Currency Participating Lenders, the Administrative Agent shall distribute such Dollar amounts in Same Day Funds to the Alternative Currency Funding Fronting Lender.
     (v) In the event that any Alternative Currency Participating Lender fails to make available to the Administrative Agent the amount of its Alternative Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the Alternative Currency Funding Fronting Lender on demand from such Alternative Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Administrative Agent submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of demonstrable error.
     (vi) In the event that the Alternative Currency Funding Fronting Lender receives a payment in respect of any Loan, whether directly from a Borrower or a Guarantor or otherwise, in which Alternative Currency Participating Lenders have fully funded in Dollars their purchase of Alternative Currency Risk Participations, the Alternative Currency Funding Fronting Lender shall promptly distribute to the Administrative Agent, for its distribution to each such Alternative Currency Participating Lender, the Dollar Equivalent of such Alternative Currency Participating Lender’s Applicable Percentage of such payment in Dollars and in Same Day Funds. If any payment received by the Alternative Currency Funding Fronting Lender with respect to any Loan in an Alternative Currency made by it shall be required to be returned by the Alternative Currency Funding Fronting Lender after such time as the Alternative Currency Funding Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Alternative Currency Participating Lender that has received a portion of such payment shall pay to the Alternative Currency Funding Fronting Lender an amount equal to its Applicable Percentage in Dollars of the amount to be returned; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in that other Alternative Currency Participating Lender’s obligation to pay such amount.
     (vii) Anything contained herein to the contrary notwithstanding, each Alternative Currency Participating Lender’s obligation to acquire and pay for its purchase of Alternative Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Alternative Currency Participating Lender may have against the Alternative Currency Funding Fronting Lender, the Administrative Agent, any Guarantor, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of any Guarantor, the Borrower or any of their Subsidiaries; (iv) any breach of this Agreement or any other Loan Document by any Guarantor, the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
     (viii) In no event shall (i) the Alternative Currency Risk Participation of any Alternative Currency Participating Lender in any Loans denominated in an Alternative Currency pursuant to this subsection 2.2(g) be construed as a loan or other extension of credit by such Alternative Currency Participating Lender to the Borrower, any Lender or the Administrative Agent or (ii) this Agreement be construed to require any Lender that is an Alternative Currency Participating Lender with respect to a specific Alternative Currency to make any Loans in such Alternative Currency under this Agreement or under the other Loan Documents, subject to the obligation of each Alternative Currency Participating Lender to give notice to the Administrative Agent and the Borrower at any time such Lender acquires the ability to make Revolving Credit Loans in such Alternative Currency.
     2.3 Termination or Reduction of Revolving Credit Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments, or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided that (a) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction, (b) the Borrower shall not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments, and (c) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments. The amount of any such Aggregate Revolving Credit Commitment reduction shall not be applied to the Alternative Currency Sublimit, the Letter of Credit-BA Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable

Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of termination under this subsection 2.3 if such termination would have been made in connection with a refinancing or replacement of all of the Revolving Credit Loans or of the Revolving Credit Facility provided by this Agreement, which refinancing or replacement shall not be consummated or shall otherwise be delayed.
     2.4 Swing Line Commitments. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this subsection 2.4, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Revolving Credit Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C-BA Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies advanced by the Alternative Currency Funding Fronting Lender for such Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.4, prepay under subsection 4.2, and reborrow under this subsection 2.4. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
     (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of subsection 2.4(a), or (B) that one or more of the applicable conditions specified in Section 6.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.
     (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of subsection 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the Available Revolving Credit Commitments and the conditions set forth in subsection 6.2. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to subsection 2.4(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with subsection 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to subsection 2.4(c)(i) shall be deemed payment in respect of such participation.

     (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection 2.4(c) by the time specified in subsection 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.
     (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this subsection 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this subsection 2.4(c) is subject to the conditions set forth in subsection 6.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.
     (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.
     (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any circumstances (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this subsection 2.4 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
     (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
     2.5 Repayment of Loans. (a) The Borrower shall pay to the Administrative Agent for the account of: (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to the Borrower, on the Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); (ii) the Swing Line Lender, the then unpaid principal amount of the Swing Line Loans made to the Borrower, on the Termination Date with respect to the Revolving Credit Facility (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 9); (iii) each Term B Loan Lender, in consecutive semi-annual installments (subject to reduction as provided in subsection 4.2), on the dates and in the principal amounts, (together with all accrued interest thereon) (or such earlier date on which the Term B Loans become due and payable pursuant to Section 9) and on the dates set forth below:

Date	Amount
June 30, 2007	$5,275,000.00
December 31, 2007	$5,275,000.00
June 30, 2008	$5,275,000.00
December 31, 2008	$5,275,000.00
June 30, 2009	$5,275,000.00
December 31, 2009	$5,275,000.00
June 30, 2010	$5,275,000.00
December 31, 2010	$5,275,000.00
June 30, 2011	$5,275,000.00
December 31, 2011	$5,275,000.00
June 30, 2012	$5,275,000.00
December 31, 2012	$5,275,000.00
June 30, 2013	$5,275,000.00
December 31, 2013	$5,275,000.00
Termination Date	Balance
(iv) each Incremental Term Lender in the principal amounts (together with all accrued interest thereon) and on the dates set forth in the applicable Incremental Facility Amendment and (v) each Incremental Revolving Tranche Lender in the principal amounts (together with all accrued interest thereon) and on the dates set forth in the applicable Incremental Facility Amendment. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.
     (b) Each Lender (including the Swing Line Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.
     (c) The Administrative Agent shall maintain the Register pursuant to subsection 11.6(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type and currency thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
     (d) The entries made in the Register shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded absent demonstrable error; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
     2.6 Incremental Facilities. The Borrower may at any time and from time to time, by delivery to the Administrative Agent of a written notice signed by a Responsible Officer of the Borrower (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request the addition of a new tranche of term loans (an “Incremental Term Facility”), a new tranche of revolving loans (an “Incremental Revolving Tranche Facility” and, together with the Incremental Term Facility, the “Incremental Facilities”) or an increase in the Aggregate Revolving Credit Commitments (an “Incremental Revolving Commitment”) or a combination thereof; provided that at the time of any such request and upon the effectiveness of the Incremental Facility Amendment referred to below, (i) no Default or Event of Default shall exist, and (ii) Holding shall be in Pro Forma Compliance. Each Incremental Term Facility shall be in an aggregate principal amount not less than $50,000,000, and each Incremental Revolving Tranche Facility and Incremental Revolving Commitment shall be in an aggregate principal amount not less than $25,000,000. Each Incremental Facility (a) shall rank pari passu or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) in the case of an Incremental Revolving Tranche Facility, shall not mature earlier than the Termination Date with respect to the Revolving Credit Facility, (c) in the case of an Incremental Term Facility, shall not mature earlier than the Termination Date with respect to the Term B

Facility (but may, subject to clause (c) below, have amortization and commitment reductions prior to such date), (d) in the case of an Incremental Term Facility, shall have a weighted average life that is not less than that of the Term B Loans, (e) in the case of an Incremental Term Facility, for purposes of prepayments, shall be treated no more favorably than the Term B Loans and (f) shall not contain additional or different covenants or financial covenants which are more restrictive than the covenants herein on the Closing Date or the Financial Covenants unless otherwise consented to by the Administrative Agent. Any such notice shall set forth the amount and terms of the relevant Incremental Facility or Incremental Revolving Commitment requested by the Borrower and to be agreed by any Lenders or Additional Lenders (as herein defined) under such Incremental Facility or providing such Incremental Revolving Commitment. The Borrower may arrange for one or more banks or other financial institutions, each of which shall be reasonably satisfactory to the Administrative Agent and the Borrower and, with respect only to Incremental Revolving Tranche Facilities and Incremental Revolving Commitments, the Swing Line Lender, the L/C Issuer and the Alternative Currency Funding Fronting Lender (any such bank or other financial institution being called an “Additional Lender”), to extend commitments under the Incremental Facility or provide a portion of the Incremental Revolving Commitment, and each existing Lender shall be afforded an opportunity, but shall not be required, to provide a portion of any such Incremental Facility or provide a portion of such Incremental Revolving Commitment. Commitments in respect of Incremental Facilities or any Incremental Revolving Commitment shall become Commitments under this Agreement, and each Additional Lender shall become a Lender under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents to the extent (but only to the extent) necessary to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in subsection 6.2 (it being understood that all references to “the date of such Borrowing” in such subsection 6.2 shall be deemed to refer to the effective date of such Incremental Facility Amendment). The proceeds of the Incremental Facilities or any Incremental Revolving Commitment will be used for working capital and other general corporate purposes.
SECTION 3. LETTERS OF CREDIT AND BANKERS’ ACCEPTANCES
     3.1 Letters of Credit and Bankers’ Acceptances.
     (a) The Letter of Credit – BA Commitment.
     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this subsection 3.1, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit-BA Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b)

below, (2) to honor drawings under the Letters of Credit and (3) with respect to Acceptance Credits, to create Bankers’ Acceptances in accordance with the terms thereof and hereof; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C-BA Credit Extension with respect to any Letter of Credit, (1) (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender (less, with respect only to the Alternative Currency Funding Fronting Lender, the aggregate Alternative Currency Risk Participations in all Loans denominated in Alternative Currencies), plus, with respect only to the Alternative Currency Participating Lenders, such Lender’s Alternative Currency Risk Participations in Loans denominated in Alternative Currencies advanced by the Alternative Currency Funding Fronting Lender for such Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C-BA Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment and (z) the Outstanding Amount of the L/C-BA Obligations shall not exceed the Letter of Credit-BA Sublimit and (2) as to Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall not be an eligible bankers’ acceptance under Section 13 of the Federal Revenue Act (12U.S.C.§ 372). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall not issue any Letter of Credit if:
     (A) the maturity date of any Bankers’ Acceptance issued under any such requested Acceptance Credit would occur no earlier than 30 nor later than 120 days from date of issuance and in any event not later than 60 days before the Letter of Credit-BA Expiration Date, unless the Required Revolving Lenders (other than Defaulting Lenders) have approved such expiry date; or
     (B) the expiry date of such requested Letter of Credit or the maturity date of any Bankers’ Acceptance issued under such requested Letter of Credit would occur after the Letter of Credit-BA Expiration Date, unless all the Revolving Credit Lenders (other than any Defaulting Lenders) have approved such expiry date.
     (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed to by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
     (D) subject to subsection 3.1(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension; or
     (E) a default of any Lender’s obligations to fund under subsection 3.1(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.
     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or Bankers’ Acceptances created by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit or Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Section 10 included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably request. In the event that any Letter of Credit Application includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or other Loan Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained herein shall be incorporated therein or, to the extent more restrictive, shall be deemed for the purposes of such Letter of Credit Application to be the same as the analogous provisions herein.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or

any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in subsection 6.2 shall not then be satisfied, or that the limits in the proviso to subsection 3.1(a)(i) would be exceeded by the issuance of the subject Letter of Credit, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit. Immediately upon the creation of each Bankers’ Acceptance each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Bankers’ Acceptance in an amount equal to the product of such Revolving Lender’s Applicable Revolving Credit Percentage times the amount of such Bankers’ Acceptance.
     (iii) If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that unless the Administrative Agent and such L/C Issuer otherwise agree any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month, or longer, period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit-BA Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of subsection 3.1(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in subsection 6.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or, with respect to any Acceptance Credit, presentation of documents, under such Letter of Credit or any presentation for payment of a Bankers’ Acceptance, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the L/C Issuer will notify the Borrower of the Dollar Equivalent of the amount of the drawing (or presentation for payment under a Bankers’ Acceptance) promptly following the determination thereof. Not later than 1:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance, as applicable, to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit or Bankers’ Acceptance, as applicable, to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable, in the applicable currency; provided that if notice of such drawing is not provided to the Borrower prior to 1:00 p.m. on the Honor Date, then the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit or Bankers’ Acceptance. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in subsection 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in subsection 6.2 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this subsection 3.1(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolving Credit Lender shall upon any notice pursuant to subsection 3.1(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of subsection 3.1(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in subsection 6.2 (other than delivery by the Borrower of a Loan Notice) cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C-BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C-BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to subsection 3.1(c)(ii) shall be deemed payment in respect of its participation in such L/C-BA Borrowing and shall constitute an L/C-BA Advance from such Lender in satisfaction of its participation obligation under this subsection 3.1.
     (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C-BA Advance pursuant to this subsection 3.1(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C-BA Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit and payments made on a Bankers’ Acceptance, as contemplated by this subsection 3.1(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this subsection 3.1(c) is subject to the conditions set forth in subsection 6.2 (other than delivery by the Borrower of a Loan Notice ). No such making of an L/C-BA Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.
     (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this subsection 3.1(c) by the time specified in subsection 3.1(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C-BA Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subsection 3.1(c)(vi) shall be conclusive absent demonstrable error.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any Revolving Credit Lender such Lender’s L/C-BA Advance in respect of such payment in accordance with subsection 3.1(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to subsection 3.1(c)(i) is required to be returned under any of the circumstances described in subsection 11.7 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the

Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance and to repay each L/C-BA Borrowing shall be absolute, unconditional and irrevocable, to the fullest extent permitted by applicable law and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction, provided that the Borrower shall not be precluded from pursuing its rights and remedies in a separate action;
     (iii) any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or obtain payment under any Bankers’ Acceptance;
     (iv) any payment by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance; or any payment made by the L/C Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law;
     (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or
     (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.
     The Borrower shall promptly examine a copy of each Letter of Credit, and each Bankers’ Acceptance, and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers’ Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of subsection 3.1(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. (i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C-BA Borrowing and the conditions set forth in subsection 6.2 with respect to a Revolving Credit Borrowing cannot then be met, or (B) if, as of the Letter of Credit-BA Expiration Date, any L/C-BA Obligation for any reason remains outstanding and partially or wholly undrawn, the Borrower shall, in each case, within three Business Days Cash Collateralize the then Outstanding Amount of all L/C-BA Obligations (in an amount equal to at least 105% of such Outstanding Amount determined as of the date of such L/C-BA Borrowing or the Letter of Credit-BA Expiration Date, as the case may be) or, in the case of clause (B), provide a back-to-back letter of credit or bankers’ acceptance, as applicable, in a face amount of at least equal to 105% of the then undrawn amount of such Letter of Credit or Bankers’ Acceptance from an issuer and in form and substance reasonably satisfactory to the L/C Issuer or other credit support reasonably satisfactory to the L/C Issuer;
     (ii) In addition, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C-BA Obligations at such time exceeds 105% of the Letter of Credit-BA Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C-BA Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C-BA Obligations exceeds the L/C-BA Letter of Credit Sublimit;
     (iii) The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations;
     (iv) Subsection 4.2 and Section 9 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this subsection 3.1, subsection 4.2 and Section 9, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C-BA Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts under sole dominion and control of the Administrative Agent. Upon request of the Borrower, to the extent that the amount of Cash Collateral exceeds 105% of the aggregate Outstanding Amount of all L/C-BA Obligations required to be Cash Collateralized, the excess shall be promptly refunded to the Borrower. Upon request of the Borrower, following the cessation, cure or waiver or any event or condition giving rise to an obligation to Cash Collateralize under this Agreement, the Cash Collateral shall promptly be refunded to the Borrower.

     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.
     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit-BA fee (the “Letter of Credit-BA Fee”) (i) for each commercial Letter of Credit equal to 50% of the Applicable Margin then in effect for Eurocurrency Loans which are Revolving Credit Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit or the maximum stated amount of such Bankers’ Acceptance, as the case may be, and (ii) for each standby Letter of Credit equal to the Applicable Margin then in effect for Eurocurrency Loans which are Revolving Credit Loans times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. Letter of Credit-BA Fees shall be (i) due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and Bankers’ Acceptance, as the case may be, on the Letter of Credit-BA Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin then in effect for Eurocurrency Loans which are Revolving Credit Loans during any quarter, the daily amount available to be drawn under each Letter of Credit and Bankers’ Acceptance shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default under subsection 9(a) exists, all Letter of Credit-BA Fees shall accrue at the Default Rate
     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the relevant L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued for the account of a Borrower or any of its Subsidiaries, at the rates specified in the Fee Letter (or such lesser amount as the relevant L/C Issuer and the Borrower may agree), computed on the Dollar Equivalent of the amount of such Letter of Credit, (i) for commercial Letters of Credit, (A) payable upon the issuance thereof and (B) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, payable upon the effectiveness of such amendment and (ii) with respect to standby Letters of Credit, on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit-BA Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with subsection 1.6. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
     (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
SECTION 4. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
     4.1 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin in effect for such day plus (in the case of a Eurocurrency Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost.
     (b) Each Base Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Base Rate for such day plus the Applicable Margin in effect for such day.
     (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee, letter of credit commission, Letter of Credit – BA Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Default Rate from the date of such non-payment until such amount is paid in full (as well after as before judgment).
     (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.
     (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.
     (f) Notwithstanding subsection 4.4(a), for the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
     (g) Interest on any Loan in an Alternative Currency advanced by the Alternative Currency Funding Fronting Lender shall be for the benefit of the Alternative Currency Funding Fronting Lender, and not any Alternative Currency Participating Lender, until the applicable Alternative Currency Participating Lender has funded its participation therein to the Alternative Currency Funding Fronting Lender.
     4.2 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time, upon notice to the Administrative Agent, prepay the Loans made to it and the Unreimbursed Amounts in respect of Letters of Credit and Bankers’ Acceptances issued or documented for its account, in whole or in part, without premium or penalty, provided that such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three Business Days prior to any date of prepayment of Eurocurrency Loans denominated in Dollars, (ii) four Business Days (or five Business Days, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Loans denominated in Alternative Currencies, and (iii) on the date of prepayment of Base Rate Loans. Each such notice shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term B Loans, Revolving Credit Loans or Swing Line Loans, or a combination thereof, (ii) in the case of Revolving Loans, of the relevant Borrowing of such Loans to be repaid, and (iii) of Eurocurrency Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and, in the case of any prepayment of Unreimbursed Amounts, the date and amount of prepayment, the identity of the applicable Letter of Credit or Letters of Credit or Bankers’ Acceptance or Bankers’ Acceptances and the amount allocable to each of such Unreimbursed Amounts. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof; in the event such prepayment is of a Loan denominated in an Alternative Currency, the Administrative Agent shall also notify each Alternative Currency Funding Lender with respect to such Loan of its Alternative Currency Funding Pro Rata Share of such payment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Eurocurrency Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to subsection 4.10 and, in the case of prepayments of the Term B Loans only, accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this subsection 4.2(a) if such prepayment would have resulted from a refinancing of the Loans, which refinancing shall not have been consummated or shall have otherwise been delayed. Partial prepayments of (i) the Term B Loans pursuant to this subsection shall be applied to the respective installments of principal thereof as directed by the Borrower in its prepayment notice, and (ii) the Revolving Credit Loans and the Unreimbursed Amounts pursuant to this subsection shall (unless the Borrower otherwise directs) be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment of the Borrowing of Revolving Credit Loans designated by the Borrower, third, to payment of any Unreimbursed Amounts then outstanding and, last, to Cash Collateralize any outstanding L/C-BA Obligation on terms reasonably satisfactory to the Administrative Agent. Partial prepayments pursuant to this subsection 4.2(a) shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, any voluntary prepayment of the Term B Loans effected on or prior to the first anniversary of the Closing Date as a result of a Repricing Transaction shall be accompanied by a prepayment fee equal to 1.00% of the principal amount of the Term B Loans prepaid, unless such prepayment premium is waived by the applicable Term B Loan Lender.
     (b) If on or after the Closing Date (i) the Borrower or any of its Subsidiaries shall incur Indebtedness for borrowed money (other than Indebtedness permitted pursuant to subsection 8.2, except as otherwise specified in subsection 8.2) pursuant to a public offering or private placement or otherwise, (ii) the Borrower or any of its Subsidiaries shall make an Asset Sale pursuant to subsection 8.6(i), (iii) a Recovery Event occurs or (iv) the Borrower or any of its Subsidiaries shall enter into a Sale and Leaseback Transaction, then, in each case, the Borrower shall prepay, in accordance with subsection 4.2(d), the Term B Loans and, if so provided in the applicable Incremental Facility Amendment, the Incremental Term Loans if any then outstanding in an amount equal to (x) in the case of the incurrence of any such Indebtedness, 100% of the Net Cash Proceeds thereof minus any Permitted Acquisition Amount, (y) in the case of any such Asset Sale or Recovery Event, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts in accordance with the terms thereof as in effect on the Closing Date, and (z) in the case of any such Sale and Leaseback Transaction, 100% of the Net Cash Proceeds thereof minus any Reinvested Amounts, in each case with such prepayment to be made on the Business Day following the date of receipt of any such Net Cash Proceeds (except, in each case, as provided in subsection 4.2(g) and except that, in the case of clause (x), if any such Net Cash Proceeds are eligible to be used to pay the cash consideration for an acquisition permitted by subsection 8.9(b) in accordance with the definition of the term “Permitted Acquisition Amount” in subsection 1.1 and the Borrower has not elected to so apply such proceeds, such prepayment to be made on the earlier of (1) the date occurring 90 days after the receipt of such Net Cash Proceeds and (2) the date on which the Borrower shall have determined not to acquire any business, assets or Capital Stock in an acquisition permitted by subsection 8.9(b) with all or any portion of such Net Cash Proceeds and except that, in the case of clauses (y) and (z), if any such Net Cash Proceeds are eligible to be reinvested in accordance with the definition of the term “Reinvested Amount” in subsection 1.1 and the Borrower has not elected to reinvest such proceeds, such prepayment to be made on the earlier of (1) the date on which the certificate of a Responsible Officer of the Borrower to such effect is delivered to the Administrative Agent in accordance with such definition and (2) the last day of the period within which a certificate setting forth such election is required to be delivered in accordance with such definition). Nothing in this paragraph (b) shall limit the rights of the Administrative Agent and the Lenders set forth in Section 9.
     (c) If the Borrower or any of its Subsidiaries enters into any Permitted Receivables Transaction, on the next Business Day the Borrower shall prepay, in accordance with subsection 4.2(d), the Term B Loans and, if provided in the applicable Incremental Facility Amendment, Incremental Term Loans, if any then outstanding, in an aggregate amount equal to the Permitted Receivables Transaction Prepayment Amount in respect of such Permitted Receivables Transaction.
     (d) Prepayments pursuant to subsections 4.2(b) and 4.2(c) shall be applied to prepay Term B Loans and, if so provided in the applicable Incremental Facility Amendment, Incremental Term Loans, if any then outstanding on a pro rata basis. Prepayments of Term B Loans, Incremental Term Loans, if any, pursuant to subsections 4.2(b) and 4.2(c) shall be applied pro rata to the respective installments of principal thereof, provided that, any such payment may, at the option of the Borrower, be first applied to the installments thereof due in the next twelve months and, thereafter, the remainder of such prepayment shall be allocated and applied pro rata as provided above.
     (e) Amounts prepaid on account of Term Loans pursuant to subsection 4.2(a), 4.2(b) or 4.2(c) may not be reborrowed.
     (f) Notwithstanding the foregoing provisions of this subsection 4.2, if at any time any prepayment of the Term Loans pursuant to subsection 4.2(b), 4.2(c) or 4.2(g) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under subsection 4.10 as a result of Eurocurrency Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurocurrency Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurocurrency Loans not immediately prepaid) to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurocurrency Loans (or such earlier date or dates as shall be requested by the Borrower); provided that, such unpaid Eurocurrency Loans shall continue to bear interest in accordance with subsection 4.1 until such unpaid Eurocurrency Loans or the related portion of such Eurocurrency Loans, as the case may be, have or has been prepaid.
     (g) Notwithstanding anything to the contrary in subsection 4.2(b), 4.2(c), 4.2(d) or 4.6, with respect to the amount of any optional prepayment or mandatory prepayment described in subsection 4.2 that is to be applied to Term Loans (such amount, the “Term Loan Prepayment Amount”), at any time when Term Loans remain outstanding and the Term Loan Prepayment Amount is not sufficient to repay the principal amount of the Term Loans in full, the Borrower will, in lieu of applying such amount to the prepayment of Term Loans, as provided in subsection 4.2(b), 4.2(c) or 4.2(d) above, on the date specified in this subsection 4.2 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) thereof and the Administrative Agent shall prepare and provide to each Term Loan Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the Borrower to prepay on the date (each a “Prepayment Date”) that is five Business Days after the date of the Prepayment Option Notice, the Term Loans of such Lender in an amount equal to such Lender’s Applicable Percentage of the Term Loan Prepayment Amount (the “Individual Term Loan Prepayment Amount”). In the event any such Lender desires to accept the Borrower’s offer in whole or in part, such Lender shall so advise the Administrative Agent by return notice no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which return notice shall also include any amount of such Lender’s Individual Term Loan Prepayment Amount such Lender does not wish to receive. If any Lender does not respond to the Administrative Agent within the allotted time or indicate the amount of the Individual Term Loan Prepayment Amount it does not wish to receive, such Lender will be deemed to have accepted the Borrower’s offer in whole and shall receive 100% of its Individual Term Loan Prepayment Amount. On the Prepayment Date the Borrower shall prepay the Term Loan Prepayment Amount, and (i) the aggregate amount thereof necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Term Loan Lenders have accepted prepayment as described above shall be applied to the prepayment of the Term Loans, and (ii) the aggregate amount (if any) equal to the portion of the Term Loan Prepayment Amount not accepted by the relevant Term Loan Lenders shall be returned to the Borrower.
     (h) If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
     4.3 Commitment Fees; Administrative Agent’s Fee; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date with respect to the Revolving Credit Facility or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on June 30, 2007.
     (b) The Borrower agrees to pay to the Administrative Agent and the Other Representatives any fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Other Representatives and the Administrative Agent in connection with this Agreement.
     (c) The Borrower shall pay directly to the Alternative Currency Funding Fronting Lender, for its own account, in Dollars, a fronting fee with respect to the portion of each Borrowing in an Alternative Currency advanced by such Alternative Currency Funding Fronting Lender for an Alternative Currency Participating Lender (but excluding the portion of such advance constituting the Alternative Currency Funding Fronting Lender’s Applicable Percentage of such Borrowing as an Alternative Currency Funding Lender), equal to 0.125% times such portion of such Borrowing, computed on the Dollar Equivalent of such Borrowing, such fee to be payable on the date of such Borrowing.
     4.4 Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin. (a) Except as set forth in subsection 4.1(f), interest (other than interest based on the Prime Rate) and fees (other than commitment fees) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; provided that, in the case of interest in respect of Loans denominated in Special Notice Currencies as to which market practice differs from the foregoing at the time the Borrower requests such currencies pursuant to subsection 1.4, in accordance with such market practice at such time upon notice to the Borrower. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.
     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.
     4.5 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate with respect to any Eurocurrency Loan (whether denominated in Dollars or an Alternative Currency) (the “Affected Eurocurrency Rate”) for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurocurrency Loans denominated in Dollars the rate of interest applicable to which is based on the Affected Eurocurrency Rate requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any outstanding Loans denominated in Dollars, as applicable, that were to have been converted on the first day of such Interest Period to or continued as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate shall be converted to or continued as Base Rate Loans. Any outstanding Eurodollar Loans in an Alternative Currency that were to have been continued on the first day of such Interest Period as Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate shall be immediately repaid by the Borrower on the last day of the then current Interest Period with respect thereto together with accrued interest thereon. If any such repayment occurs on a day which is not the last day of the then current Interest Period with respect to such affected Eurocurrency Loan, the Borrower shall pay to each of the Revolving Credit Lenders such amounts, if any, as may be required pursuant to subsection 4.10. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurocurrency Loans the rate of interest applicable to which is based upon the Affected Eurocurrency Rate.
     4.6 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff (other than with respect to Taxes which shall be governed solely by subsection 4.9). Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time determined by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall, unless prohibited by applicable Law, make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount and such payment shall satisfy the Borrower’s obligation with respect thereto. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including without limitation the Alternative Currency Funding Fronting Lender’s Alternative Currency Funding Pro Rata Share of any payment made with respect to any Loan as to which any Alternative Currency Participating Lender has not funded its Alternative Currency Risk Participation) of any payment hereunder for the account of the Lenders in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time determined by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with subsection 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by subsection 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent (the “Compensation Period”), at in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     (ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent demonstrable error.
     (c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, including Loans denominated in Alternative Currencies in the event they are Alternative Currency Funding Lenders, and to fund Alternative Currency Risk Participations (if they are Alternative Currency Participating Lenders) and participations in Letters of Credit and Bankers’ Acceptances and Swing Line Loans and to make payments pursuant to subsection 11.5(b) are several and not joint. The failure of any Lender to make any Loan, including Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender, or to fund any such Alternative Currency Risk Participations (if it is an Alternative Currency Participating Lender) or any such participation or to make any payment under subsection 11.5(b) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, including Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender, to purchase its Alternative Currency Risk Participations (if it is an Alternative Currency Participating Lender) and to purchase its participations, or to make its payment under subsection 11.5(b).
     (d) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 4, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 6 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (e) Defaulting Lenders. Notwithstanding anything contained in this Agreement:
     (i) If at any time a Revolving Credit Lender or a Term B Loan Lender is a Defaulting Lender, the Borrower shall have the right to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to each become a substitute Revolving Credit Lender or Term B Loan Lender, as the case may be, and assume all or part of the Revolving Credit Commitment and Revolving Credit Loans or Term B Loan Commitment and Term B Loans of such Defaulting Lender. In such event, the Borrower, the Administrative Agent and any such substitute Revolving Credit Lender or Term B Loan Lender, as the case may be, shall execute and deliver, and such Defaulting Lender shall thereupon be deemed to have executed and delivered, an appropriately completed Assignment and Assumption to effect such substitution.

     (ii) In determining the Required Lenders, Required Revolving Lenders, Required Term B Lenders, any Lender that at the time is a Defaulting Lender (and the Loans, Revolving Credit Commitment, and/or Term B Loan Commitments of such Defaulting Lender) shall be excluded and disregarded. No commitment or other fee shall accrue for the account of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
     (iii) If at any time the Borrower shall be required to make any payment under any Loan Document to or for the account of a Defaulting Lender, then the Borrower, so long as it is then permitted to borrow Revolving Credit Loans hereunder, may set off and otherwise apply its obligation to make such payment against the obligation of such Defaulting Lender to make such Defaulted Loan. In such event, the amount so set off and otherwise applied shall be deemed to constitute a Revolving Credit Loan or Term B Loan by such Defaulting Lender made on the date of such set-off and included within any borrowing of Revolving Credit Loans or Term B Loans, as applicable, as the Administrative Agent may reasonably determine.
     (iv) If, with respect to any Defaulting Lender, which for purposes of this subsection 4.6(e)(iv), shall include any Revolving Credit Lender or Term B Loan Lender that has taken any action or become the subject of any action or proceeding of a type described in subsection 9(f), the Borrower shall be required to pay any amount under any Loan Document to or for the account of such Defaulting Lender, then the Borrower, so long as it is then permitted to borrow Revolving Credit Loans or Term B Loans hereunder, may satisfy such payment obligation by paying such amount to the Administrative Agent, to be (to the extent permitted by applicable law and to the extent not utilized by the Administrative Agent to satisfy obligations of the Defaulting Lender owing to it) held by the Administrative Agent in escrow pursuant to its standard terms (including as to the earning of interest), and applied (together with any accrued interest) by it from time to time to make any Revolving Credit Loans, Term B Loans or other payments as and when required to be made by such Defaulting Lender hereunder.
     4.7 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loans (whether denominated in Dollars or an Alternative Currency) as contemplated by this Agreement (“Affected Eurocurrency Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent, which notice shall (i) in the case of any such restriction or prohibition with respect to an Alternative Currency, include such Lender’s notification that it will thenceforth be an Alternative Currency Participating Lender with respect to such Alternative Currency, and (ii) be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Eurocurrency Loans, continue Affected Eurocurrency Loans as such and, in the case of Eurocurrency Loans in Dollars, to convert a Base Rate Loan to an Affected Eurocurrency Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Eurocurrency Loans, such Lender shall then have a commitment only to make a Base Rate Loan when an Affected Eurocurrency Loan is requested and (c) such Lender’s Loans then outstanding as Affected Eurocurrency Loans, denominated in Dollars, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, and (d) such Lender’s Loans then outstanding as Affected Eurocurrency Loans, if any, denominated in a Alternative Currency shall be immediately repaid by the Borrower on the last day of the then current Interest Period with respect thereto (or such earlier date as may be required by any such Requirement of Law) together with accrued interest thereon. If any such conversion or prepayment of an Affected Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.10. Any Lender that is or becomes an Alternative Currency Participating Lender with respect to any Alternative Currency pursuant to this subsection 4.7 or otherwise as provided in this Agreement shall promptly notify the Administrative Agent and the Borrower in the event that the impediment resulting in its being or becoming an Alternative Currency Participating Lender is alleviated in a manner such that it can become an Alternative Currency Funding Lender with respect to such Alternative Currency.
     4.8 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):
     (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, Bankers’ Acceptance, any Letter of Credit Application or any Eurocurrency Loans made by it or its obligation to make Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.9 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations (if any) under subsection 4.9(b) or with respect to fees paid under this Agreement) and changes in Taxes measured by or imposed upon the overall net income, or franchise Taxes, or Taxes measured by or imposed upon overall capital, net profits or net worth, or branch Taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender (or, in the case of a flow-through entity, any of its beneficial owners) or its applicable lending office, branch, or any affiliate thereof) and any Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and such Lender (or, in the case of a flow-through entity, any of its beneficial owners), applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes;
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder (except (A) any reserve requirement reflected in the Eurocurrency Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below);
     (iii) shall impose on such Lender any other condition (excluding any Tax of any kind whatsoever); or
     (iv) shall result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Loans;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or Bankers’ Acceptances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Eurocurrency Loans, Letters of Credit or Bankers’ Acceptances, provided that, in any such case, the Borrower may elect to convert Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this subsection 4.8(a) and such amounts, if any, as may be required pursuant to subsection 4.10. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of such Lender’s obligations hereunder or under or in respect of any Letter of Credit or Bankers’ Acceptance to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     4.9 Taxes. (a) Except as provided below in this subsection or as required by applicable law, all payments made by the Borrower to the Administrative Agent or to any Lender under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (“Taxes”), excluding (i) Taxes measured by or imposed upon the overall net income of the Administrative Agent or any Lender (or, in the case of a flow-through entity, any of its beneficial owners) or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital, net profits or net worth of the Administrative Agent or any Lender (or, in the case of a flow-through entity, any of its beneficial owners) or its applicable lending office, or any branch or affiliate thereof, in each case imposed by the jurisdiction under the laws of which the Administrative Agent or such Lender (or, in the case of a flow-through entity, any of its beneficial owners), applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; (ii) any Taxes imposed by reason of any connection between the jurisdiction imposing such Tax and the Administrative Agent or such Lender (or, in the case of a flow-through entity, any of its beneficial owners), applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deduction or withholding of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender with respect thereto, (x) if such Lender fails to comply with the requirements of paragraph (b) of this subsection or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Lender becomes a Lender hereunder (or, if such Lender is a foreign intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later). Whenever any Non-Excluded Taxes are payable by the Borrower, reasonably promptly thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof if such receipt is obtainable. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 4.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     (b) Each Lender shall:
(i)   (A) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes;
     (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower; and
     (C) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent and agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (C) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request; or
     (ii) in the case of any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code,
     (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
     (B) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (1) two certificates substantially in the form of Exhibit E (any such certificate a “U.S. Tax Compliance Certificate”) and (2) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form or certificate on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms or certificates); and
     (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (C) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request; or
     (iii) in the case of any Lender that is a foreign intermediary or flow-through entity for U.S. federal income tax purposes,
     (A) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Administrative Agent two accurate and complete original signed copies of United States Internal Revenue Service Form W-8IMY or successor applicable form; and
     (1) with respect to each beneficiary or member of such Lender that is a bank within the meaning of Section 881(c)(3)(A) of the Code, on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, also deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Form W-8ECI or Form W-9, or successor applicable form, as the case may be, in each case certifying that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (ii) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and
     (2) with respect to each beneficiary or member of such Lender that is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that such beneficiary or member is not a bank within the meaning of Section 881(c)(3)(A) of the Code, and (ii) also deliver to the Borrower and the Administrative Agent on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, (x) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or successor applicable form, certifying that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, or (y) two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes;
     (B) deliver to the Borrower and the Administrative Agent two further copies of any such forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and, obtain such extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and
     (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender (or beneficiary or member) to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (C) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender (or beneficiary or member) of complying with such request;
unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder (or a beneficiary or member in the circumstances described in subsection 4.9(b)(iii) above, if later) which renders all such forms inapplicable or which would prevent such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this subsection 4.9(b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.
     4.10 Indemnity. Other than with respect to Taxes, which shall be governed solely by subsection 4.9, the Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment or conversion of Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment or prepayment of Eurocurrency Loans or the conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable

Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this subsection 4.10, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
     4.11 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 4.8 or 4.9, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax; provided, however, that notwithstanding the foregoing no Lender shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Non-Excluded Taxes, if such Lender in good faith determines that to do so would have an adverse effect on it.
     (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 4.8 or 4.9, the Borrower shall not be obligated to pay such additional amount.
     (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 4.8 or 4.9, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

     (d) If the Borrower shall become obligated to pay additional amounts pursuant to subsection 4.8 or 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under subsection 4.8 or 4.9, the Borrower shall have the right, for so long as such obligation exists, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) upon at least four Business Days’ irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to subsection 4.10, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Assumption pursuant to subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by subsection 11.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under subsections 4.8 and 4.9 (as well as any commitment fees and other amounts then due and owing to such Lender, including, without limitation, any amounts under subsection 4.11) prior to such substitution or prepayment.
     (e) For purposes of subsections 4.8 and 4.9, a change in treaty, law, rule or regulation shall not include the ratification or entry into force of (i) the income tax treaty between Italy and the United States, signed August 25, 1999, (ii) the protocol amending the income tax treaty between Denmark and the United States, signed May 2, 2006, (iii) the protocol amending the income tax treaty between Finland and the United States, signed May 31, 2006, (iv) the protocol amending the income tax treaty between Germany and the United States signed June 1, 2006 and (v) the income tax treaty and protocol between Belgium and the United States, signed November 27, 2006.
     (f) If the Administrative Agent or any Lender receives a refund directly attributable to Taxes for which the Borrower has made additional payments pursuant to subsection 4.8(a) or 4.9(a), the Administrative Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to the Administrative Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.
     (g) The obligations of a Lender or Participant under this subsection 4.11 shall survive the termination of this Agreement and the payment of the Loans and all amounts payable hereunder.

SECTION 5. REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and each Lender to make the Credit Extensions requested to be made by it on the Closing Date and to honor any Request for Credit Extension thereafter, the Borrower hereby represents and warrants, on the Closing Date, and on the date of each Credit Extension thereafter, to the Administrative Agent and each Lender that:
     5.1 Financial Condition. The audited consolidated balance sheets of Holding and its consolidated Subsidiaries as of December 31, 2004, December 31, 2005 and December 31, 2006 and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal years ended on such dates, reported on by and accompanied by unqualified reports from PricewaterhouseCoopers LLP, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the respective fiscal years then ended, of Holding and its consolidated Subsidiaries. The unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at March 31, 2007, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the three-month period then ended, of Holding and its consolidated Subsidiaries (subject to the omission of footnotes and normal year-end audit and other adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except with respect to the schedules and notes thereto, as approved by a Responsible Officer, and disclosed in any such schedules and notes). During the period from December 31, 2006 to and including the Closing Date, there has been no sale, transfer or other disposition by Holding and its consolidated Subsidiaries of any material part of the business or property of Holding and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Holding and its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.
     5.2 No Change; Solvent. Since December 31, 2006, except as and to the extent disclosed on Schedule 5.2, (a) there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect, and (b) except as otherwise permitted under this Agreement or any other Loan Document and except for dividends or other distributions by Holding made or declared prior to the Closing Date consistent with past practice, no dividends or other distributions have been declared, paid or made upon the Capital Stock of any such Person, nor has any of the Capital Stock of any such Person been redeemed, retired, purchased or otherwise acquired for value by any such Person or any of its Subsidiaries. As of the Closing Date, after giving effect to the incurrence of the Indebtedness pursuant hereto the Borrower is Solvent.
     5.3 Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.
     5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the requisite power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Credit Extensions hereunder, and each such Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Credit Extensions on the terms and conditions of this Agreement, any Notes and the Letter of Credit Applications. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower, with the Credit Extensions hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the Closing Date, (b) filings to perfect the Liens created by the Security Documents, (c) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq.), in respect of Accounts of the Borrower and its Subsidiaries the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof and (d) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower, and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Credit Extensions hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens permitted by subsection 8.3) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against Holding or any of its Subsidiaries or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, which is so pending or threatened at any time on or prior to the Closing Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect.
     5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
     5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3. Except for the Excluded Properties, the Insured Fee Properties as listed on Part I(a) of Schedule 5.8 and the Mortgaged Fee Properties as listed on Part I(b) of Schedule 5.8 together constitute all the material real properties owned in fee by the Loan Parties as of the Closing Date and the Mortgaged Leased Properties listed on Part II of Schedule 5.8 constitute all of the material real properties leased by the Loan Parties as of the Closing Date.
     5.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and, to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect.
     5.10 No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is in violation of any Requirement of Law or Contractual Obligation of or applicable to the Borrower or any of its Subsidiaries that would be reasonably expected to have a Material Adverse Effect.
     5.11 Taxes. To the knowledge of the Borrower, each of Holding and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including, without limitation, the Mortgaged Properties) and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Holding or its Subsidiaries, as the case may be); and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge. The preceding sentence shall not apply to any taxes, fees or other charges which are subject to indemnification by Manville under the Tax Matters Agreement with respect to which the Borrower has disclosed to the Administrative Agent the failure to file or pay, the filing of a tax lien, or the assertion of a claim.
     5.12 Federal Regulations. No part of the proceeds of any Credit Extensions will be used for any purpose which violates the provisions of the Regulations of the Board, including without limitation, Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U.
     5.13 ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan (or, with respect to (f) or (h) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (a) a Reportable Event; (b) an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA); (c) any noncompliance with the applicable provisions of ERISA or the Code; (d) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (e) a Lien on the property of the Borrower or its Subsidiaries in favor of the PBGC or a Plan; (f) any Underfunding with respect to any Single Employer Plan; (g) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (h) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; or (i) the Reorganization or Insolvency of any Multiemployer Plan. There have been no transactions that resulted or could reasonably be expected to result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA.
     5.14 Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement and the Mortgages will be effective to create (to the extent described therein) in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) the actions specified in Schedule 3 to the Guarantee and Collateral Agreement have been duly taken, (b) all applicable Instruments, Chattel Paper and Documents a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Administrative Agent, (c) all Deposit Accounts, Electronic Chattel Paper and Pledged Stock (each as defined in the Guarantee and Collateral Agreement and to the extent required therein) a security interest in which is required to be or is perfected by “control” (as described in the Uniform Commercial Code as in effect in the State of New York from time to time) are under the “control” of the Administrative Agent and (d) the Mortgages have been duly recorded, the security interests granted pursuant thereto shall constitute (to the extent described therein) a perfected security interest in, all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the applicable Security Document.
     5.15 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby.
     5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of Holding at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of Holding therein.
     5.17 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower (a) to finance the working capital and business requirements of, and for general corporate purposes of the Borrower and its Subsidiaries and (b) to refinance indebtedness under the Existing Credit Agreement and to pay certain transaction fees and expenses with respect to this Agreement.
     5.18 Environmental Matters. Except as set forth on Schedule 5.18, and other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:
     (a) The Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) have no reason to believe that: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.
     (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or at any other location, which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law, or (ii) interfere with the Borrower’s planned or continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.
     (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.
     (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.
     (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.
     5.19 No Material Misstatements. The written information (including, without limitation, the Confidential Information Memorandum), reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent, the Other Representatives and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the Closing Date any material misstatement of fact and did not omit to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Borrower and its Subsidiaries taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.
     5.20 Senior Indebtedness. The Loans, L/C-BA Obligations and all other obligations hereunder and under the other Loan Documents constitute “Designated Senior Indebtedness” under and as defined in the 2003 Senior Subordinated Note Indenture. For the avoidance of doubt, the Borrower hereby designates the Loans, L/C-BA Obligations and all other obligations hereunder as “Designated Senior Indebtedness” under and as defined in the 2003 Senior Subordinated Note Indenture. The obligations of each Guarantor under the Guarantee and Collateral Agreement constitute “Guarantor Senior Indebtedness” of such Guarantor under and as defined in the 2003 Senior Subordinated Note Indenture.
     5.21 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect.
SECTION 6. CONDITIONS PRECEDENT
     6.1 Conditions to Initial Extension of Credit. This Agreement, including, without limitation, the agreement of each Lender to make the initial Credit Extension requested to be made by it, shall become effective on the date on which the following conditions precedent shall have been satisfied or waived:
     (a) Loan Documents. The Administrative Agent shall have received the following Loan Documents (unless otherwise set forth on Schedule 7.11 and subject to subsection 7.11), executed and delivered as required below, with, in the case of clause (i), a copy for each Lender:
     (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower;
     (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holding, the Borrower and each other Loan Party signatory thereto and an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party;
     (iii) each of the Mortgages, executed and delivered by a duly authorized officer of the Loan Party signatory thereto; and
     (iv) an Acknowledgement and Consent, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by a duly authorized officer of the PBGC.
     (b) Capitalization and Structure of Holding and its Subsidiaries. Since December 31, 2006, there shall have been no material change in the corporate and capital structure of Holding, the Borrower and their respective Subsidiaries.
     (c) Termination of Existing Credit Agreement and Letters of Credit. The Administrative Agent shall receive, substantially concurrently with the satisfaction of the other conditions precedent set forth in this subsection 6.1, evidence reasonably satisfactory to it that (A) the Existing Credit Agreement shall be simultaneously terminated, (B) all amounts thereunder shall be simultaneously paid in full, (C) all letters of credit in connection with the Existing Credit Agreement (the “Existing Letters of Credit”) shall have been replaced with Letters of Credit issued hereunder or be otherwise terminated, or the letter of credit issuer under the Existing Credit Agreement shall be satisfied with any backstop Letters of Credit to be issued or cash collateral to be deposited or other arrangements in respect thereof and (D) arrangements reasonably satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.
     (d) Financial Information. The Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with the financial statements referred to in subsections 5.1.
     (e) Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that all consents, authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described therein, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.
     (f) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code and tax lien filings which have been filed with respect to personal property of Holding, the Borrower and their respective Subsidiaries in any of the jurisdictions set forth in Schedule 6.1(f), and the results of such search shall not reveal any liens other than liens permitted by subsection 8.3 and those Liens to be released in connection with the termination of the Existing Credit Agreement pursuant to subsection 6.1(c).
     (g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the executed legal opinion of Debevoise & Plimpton LLP, special New York counsel to each of Holding, the Borrower and the other Loan Parties, substantially in the form of Exhibit D-1;
     (ii) the executed legal opinion of Stephen A. Hellrung, counsel to each of Holding, the Borrower and certain other Loan Parties, substantially in the form of Exhibit D-2;
     (iii) the executed legal opinion of Richards, Layton & Finger P.A., special Delaware counsel to each of Holding, the Borrower and certain other Loan Parties, substantially in the form of Exhibit D-3;
     (iv) the executed legal opinion of Friday, Eldredge & Clark, LLP, special Arkansas counsel to certain Loan Parties, substantially in the form of Exhibit D-4;

     (v) the executed legal opinion of Holme Roberts & Owen LLP, special Colorado counsel to certain Loan Parties, substantially in the form of Exhibit D-5;
     (vi) the executed legal opinions of special local counsel in the jurisdictions set forth in Schedule 6.1(g) with respect to collateral security matters in connection with the Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent.
     (h) Closing Certificate. The Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments.
     (i) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 in each jurisdiction set forth on Schedule 6.1(i), necessary or, in the reasonable opinion of the Administrative Agent, advisable to perfect the Liens created by the Security Documents, shall have been completed or shall be ready to be completed promptly following the Closing Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.
     (j) Pledged Stock; Stock Powers; Pledged Notes; Endorsements. The Administrative Agent shall have received:
     (i) the certificates, if any, representing the Pledged Stock under (and as defined in) the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof; and
     (ii) the promissory notes representing each of the Pledged Notes under (and as defined in) the Guarantee and Collateral Agreement, duly endorsed as required by the Guarantee and Collateral Agreement.
     (k) Title Insurance Policy. The Administrative Agent shall have received in respect of each of the Insured Fee Properties and Mortgaged Leased Properties an irrevocable written commitment to issue a mortgagee’s title policy (or policies) in the form of the pro forma mortgage loan title insurance policies described in Part II of Schedule 6.1(k). Each such policy shall (i) be in the amount set forth with respect to such policy in Part I of Schedule 6.1(k); (ii) insure that the Mortgage insured thereby creates a valid first Lien on the Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those permitted by subsection 8.3 and such as may be approved by the Administrative Agent; (iii) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (iv) be in the form of an ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as were contained in the pro forma mortgage loan title insurance policies set forth in Part II of Schedule 6.1(k); and (vi) be issued by Stewart Title Guaranty Company. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this subsection and a copy, certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage as shall have been reasonably requested by the Administrative Agent.
     (l) Fees. The Administrative Agent and the Lenders shall have received all fees and expenses required to be paid or delivered by the Borrower to them on or prior to the Closing Date, including, without limitation, the fees referred to in subsection 4.3.
     (m) Loan Notice. The Administrative Agent shall have received a Loan Notice of the Borrower, dated on or before the Closing Date, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of the Borrower.
     (n) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, any Notes and the other Loan Documents to which it is or will be a party as of the Closing Date, (ii) the Credit Extensions to such Loan Party (if any) contemplated hereunder and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party as of the Closing Date, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.
     (o) Incumbency Certificates of the Loan Parties. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer and the Secretary or any Assistant Secretary of such Loan Party.
     (p) Governing Documents. The Administrative Agent shall have received copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.
     (q) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of subsection

7.5 of this Agreement and subsection 5.2.2 of the Guarantee and Collateral Agreement shall have been satisfied.
     (r) No Material Adverse Effect. Since December 31, 2006 there shall not have occurred a Material Adverse Effect.
     (s) No Material Litigation. No litigation, liability, obligations relating to environmental matters (including asbestos), inquiry, investigation, injunction or restraining order shall be pending, entered or threatened that would reasonably be expected to have a Material Adverse Effect.
     (t) Environmental Reports. The Administrative Agent shall have received all environmental reports specified by the Administrative Agent regarding environmental matters relating to the Borrower and/or any of its Subsidiaries, and such reports shall be prepared by an environmental consultant reasonably acceptable to the Administrative Agent.
     (u) Estoppel Certificate. The Administrative Agent shall have received, with a photocopy for each Lender, a certificate in form and substance reasonably satisfactory to Administrative Agent and its counsel from the landlord under each Underlying Lease with respect to each Mortgaged Leased Property set forth on Schedule 5.8 certifying (i) that the Loan Party who is the tenant under the Underlying Lease is not in default in the performance of any of its obligations under such Underlying Lease and (ii) to such other matters as may be reasonably requested by Administrative Agent.
     (v) Flood Insurance. With respect to any of the Mortgaged Properties which is located in an area identified by the Secretary of Housing and Urban Development as having special flood hazards, if the Administrative Agent shall have delivered notice(s) to the relevant Loan Party as required pursuant to Section 208.8(e)(3) of Regulation H of the Board, such Loan Party shall have delivered an acknowledgment to the Administrative Agent.
     Without limiting the generality of the provisions of the last paragraph of subsection 10.3, for purposes of determining compliance with the conditions specified in this subsection 6.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The making of the initial Credit Extensions by the Lenders hereunder shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each Lender that each of the conditions precedent set forth in this subsection 6.1 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by such Person.
     6.2 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Loans) is subject to satisfaction or waiver of the following conditions precedent:
     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document, shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date, provided that for purposes of this subsection 6.2, the representations and warranties contained in subsection 5.1(a) shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b), respectively.
     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Credit Extensions requested to be made on such date.
     (c) Requests for Credit Extensions. The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
     (d) Alternative Currencies. In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders or the L/C Issuer, as applicable, would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
     Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Loans) submitted by the Borrower shall constitute a representation and warranty that the conditions contained in this subsection 6.2 have been satisfied on and as of the date of the applicable Credit Extension.
SECTION 7. AFFIRMATIVE COVENANTS
     The Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments remain in effect, and thereafter until payment in full of the Loans, all L/C-BA Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:
     7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

     (a) as soon as available, but in any event not later than the 90th day following the end of each fiscal year of Holding ending on or after December 31, 2007, a copy of the consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, changes in common stockholders’ equity and cash flows for such year, setting forth in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of Holding’s Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, will satisfy the Borrower’s obligation under this subsection 7.1(a) with respect to such year except with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit); and
     (b) as soon as available, but in any event not later than the 45th day following the end of each of the first three quarterly periods of each fiscal year of Holding, the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of Holding as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of Holding’s Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, will satisfy the Borrower’s obligations under this subsection 7.1(b) with respect to such quarter);
all such financial statements delivered pursuant to subsection 7.1(a) or (b) to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of Holding as being) complete and correct in all material respects in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to subsection 7.1(b) shall be certified by a Responsible Officer of Holding as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to subsection 7.1(b), for the absence of certain notes).
     7.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):
     (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default insofar as the same relates to any financial accounting matters covered by their audit, except as specified in such certificate;
     (b) concurrently with the delivery of the financial statements and reports referred to in subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of each of Holding and the Borrower (i) stating that, to the best of such Responsible Officer’s knowledge, each of Holding, the Borrower and their respective Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) setting forth the calculations required to determine) compliance with all covenants set forth in subsection 8.1;
     (c) as soon as available, but in any event not later than the 90th day after the beginning of each fiscal year of Holding, a copy of the projections by Holding of the operating budget and cash flow budget of Holding and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of Holding to the effect that such Responsible Officer believes such projections to have been prepared on the basis of reasonable assumptions;
     (d) within five Business Days after the same are sent, copies of all financial statements and reports which Holding or the Borrower sends to its public security holders, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holding or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;
     (e) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holding or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority, and such other documents or instruments as may be reasonably requested by the Administrative Agent in connection therewith; and
     (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Other Representatives will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its securities. The Borrower hereby agrees that if, and for long as the Borrower is the issuer of any outstanding debt or equity securities that are registered (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Other Representatives, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that any such Borrower Materials shall be treated as set forth in subsection 11.18); (y) all Borrower Materials marked “PUBLIC” by the Borrower are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Other Representatives shall treat any Borrower Materials that are not marked “PUBLIC” by the Borrower as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to make any Borrower Materials “PUBLIC”.
     7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of Holding or any of its Subsidiaries, as the case may be.
     7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries on the Closing Date, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise expressly permitted pursuant to subsection 8.5, provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.
     7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.
     7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:
     (a) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;
     (b) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;
     (c) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the occurrence of any default or event of default under any of the Existing Notes;
     (d) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any litigation or proceeding affecting Holding or any of its Subsidiaries in which the amount involved (not covered by insurance) is $10,000,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;
     (e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower or any of its Subsidiaries knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan, the creation of any Lien on the property of the Borrower or its Subsidiaries in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any of its Subsidiaries or any Commonly Controlled Entity or any Multiemployer Plan which could reasonably be expected to result in the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; provided, however, that no such notice will be required under clause (i) or (ii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) or (ii) above, could be reasonably expected to result in liability to the Borrower or its Subsidiaries in an amount that would exceed $10,000,000; or (iii) each occurrence of an Underfunding under a Single Employer Plan following the Closing Date that exceeds 10% of the value of the assets of such Single Employer Plan, in each case, determined as of the most recent annual valuation date of such Single Employer Plan on the basis of the actuarial assumptions used to determine the funding requirements of such Single Employer Plan as of such date;
     (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; and
     (g) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $10,000,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $10,000,000 or to have a Material Adverse Effect, or could reasonably be expected to result in the imposition of any lien or other material restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries; and (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject Holding or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed $10,000,000 or to have a Material Adverse Effect.
     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.
     7.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), noncompliance shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall promptly undertake reasonable efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect.

     (b) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and as to which appropriate reserves have been established in accordance with GAAP, and, if the effectiveness of such order or directive has not been stayed, the pendency of such appeal or other appropriate contest does not give rise to a Material Adverse Effect.
     (c) Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Borrower and its Subsidiaries are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect the Borrower or any of its Subsidiaries, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping.
     7.9 After-Acquired Real Property and Fixtures. (a) With respect to any owned real property or fixtures, in each case with a purchase price or a fair market value of at least $5,000,000, in which the Borrower or any of its Subsidiaries (other than the Philanthropic Fund, a Foreign Subsidiary, a Subsidiary of a Foreign Subsidiary, or a Receivables Subsidiary) acquires ownership rights at any time after the Closing Date, promptly grant to the Administrative Agent, for the benefit of the Lenders, a Lien of record on all such owned real property and fixtures, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority (including, without limitation, any required appraisals of such property under FIRREA); provided that (i) nothing in this subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Borrower, any of its Subsidiaries or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this subsection 7.9 on any owned real property or fixtures the acquisition of which is financed, or is to be financed within any time period permitted by subsection 8.2(f) or (g), in whole or in part through the incurrence of Indebtedness permitted by subsection 8.2(f) or (g), until such Indebtedness is repaid in full (and not refinanced as permitted by subsection 8.2(f) or (g)) or, as the case may be, the Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Administrative Agent, for the benefit of the Lenders, of a Lien of record on any such real property in accordance with this subsection, the Borrower or such Subsidiary shall deliver or cause to be delivered to the Administrative Agent any surveys, title insurance policies, environmental reports and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Administrative Agent shall reasonably request (in light of the value of such real property and the cost and availability of such surveys, title insurance policies, environmental reports and other documents and whether the delivery of such surveys, title insurance policies, environmental reports and other documents would be customary in connection with such grant of such Lien in similar circumstances).

     (b) With respect to any Domestic Subsidiary (other than an Excluded Subsidiary, provided that at any time any such Subsidiary no longer qualifies as an “Excluded Subsidiary”, the Borrower shall promptly deliver to the Administrative Agent all documents specified in this subsection 7.9(b) for such Subsidiary) created or acquired subsequent to the Closing Date by the Borrower or any of its Domestic Subsidiaries (other than a Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence, promptly (i) execute and deliver to the Administrative Agent for the benefit of the Lenders such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary, (ii) deliver (or, in the case of a Receivables Subsidiary, cause to be delivered) to the Administrative Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent corporation of such new Domestic Subsidiary and (iii) unless such Subsidiary is a Receivables Subsidiary, cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Administrative Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.
     (c) With respect to any Foreign Subsidiary (other than an Excluded Subsidiary, provided that at any time any such Subsidiary no longer qualifies as an “Excluded Subsidiary”, the Borrower shall promptly deliver to the Administrative Agent all documents specified in this subsection 7.9(c) for such Subsidiary) created or acquired subsequent to the Closing Date by the Borrower or any of its Domestic Subsidiaries, the Capital Stock of which is owned directly by the Borrower or a Domestic Subsidiary (other than a Receivables Subsidiary or a Subsidiary of a Foreign Subsidiary), promptly notify the Administrative Agent of such occurrence, promptly (i) execute and deliver to the Administrative Agent a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall reasonably deem necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Foreign Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (other than a Receivables Subsidiary or a Subsidiary of a Foreign Subsidiary) (provided that in no event shall more than 65% of the Capital Stock of any such new Foreign Subsidiary be required to be so pledged and, provided, further, that no such pledge or security shall be required with respect to any non-Wholly Owned Foreign Subsidiary to the extent that the grant of such pledge or security interest would violate the terms of any agreements under which the Investment by the Borrower or any of its Subsidiaries was made therein) and (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent corporation of such new Foreign Subsidiary and take such other action as may be reasonably deemed by the Administrative Agent to be necessary or desirable to perfect the Administrative Agent’s security interest therein.
     (d) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents.
     (e) At its own expense, request, and use commercially reasonable efforts to obtain prior to entering into a lease of a facility located in the United States in which Inventory will be located after the Closing Date (other than any such facility for which there is not a lease of more than one year and which the Borrower and its Subsidiaries intend to use as a seasonal storage facility), a consent, substantially in the form of Exhibit G or such other form as may be reasonably satisfactory to the Administrative Agent, from each landlord of any such facility, in which such landlord acknowledges the Administrative Agent’s first priority security interest in the Inventory pledged by each Loan Party to the Administrative Agent for the benefit of the Lenders.
     7.10 Interest Rate Protection. No later than 90 days following the Closing Date, enter into Interest Rate Protection Agreements, which, together with the fixed interest rates then applicable to the Consolidated Funded Indebtedness of Holding and its Subsidiaries, shall provide interest rate protection in respect of at least 50% of the Consolidated Funded Indebtedness of Holding and its Subsidiaries. Such Interest Rate Protection Agreements shall be in form and substance, and for a term (not less than two years), reasonably satisfactory to the Administrative Agent.
     7.11 Conditions Subsequent. Shall diligently pursue and cause to be delivered to the Administrative Agent those items listed on Schedule 7.11 within the respective time periods set forth therein, or such longer period as the Administrative Agent shall agree.
SECTION 8. NEGATIVE COVENANTS
     The Borrower hereby agrees that, from and after the Closing Date and so long as the Revolving Credit Commitments or Incremental Revolving Tranche Commitments remain in effect, and thereafter until payment in full of the Loans, all L/C-BA Obligations and any other amount then due and owing to any Lender or the Administrative Agent hereunder and under any Note and termination or expiration of all Letters of Credit, the Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly:
     8.1 Financial Condition Covenants.
     (a) Consolidated Leverage Ratio. As long as any Revolving Credit Commitment (other than any Incremental Revolving Tranche Commitment) remains outstanding, permit the Consolidated Leverage Ratio as at the last day of any Test Period ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Consolidated
Fiscal Quarter	Leverage Ratio
June 30, 2007 – December 31, 2007	6.75 to 1.00
January 1, 2008 – December 31, 2008	6.00 to 1.00
January 1, 2009 – December 31, 2009	5.25 to 1.00
January 1, 2010 and thereafter	4.75 to 1.00
     (b) Maintenance of Consolidated Interest Expense Ratio. As long as any Revolving Credit Commitment (other than any Incremental Revolving Tranche Commitment) remains outstanding, permit, for any Test Period ending during any test period set forth below, the Consolidated Interest Expense Ratio at the last day of such consecutive fiscal quarter period, to be less than the ratio set forth opposite such test period below:

Consolidated
Fiscal Quarter	Interest Expense Ratio
June 30, 2007 – December 31, 2008	1.75 to 1.00
January 1, 2009 – December 31, 2009	2.00 to 1.00
January 1, 2010 and thereafter	2.25 to 1.00
     8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:
     (a) Indebtedness of the Borrower under this Agreement (including Indebtedness under any Incremental Facilities incurred in compliance with subsection 2.6);
     (b) Indebtedness evidenced by the Existing Notes; provided that the Existing Notes shall not be extended, renewed, replaced, refinanced or otherwise amended, except as permitted by subsection 8.2(c) or 8.13;
     (c) Indebtedness incurred to refinance the 2003 Senior Subordinated Notes, the 2003 Senior Notes and Indebtedness incurred to refinance other Indebtedness incurred in reliance on this subsection 8.2(c) (including, in each case, premiums, fees and expenses incurred in connection therewith); provided that such Indebtedness shall be on No More Favorable Terms and Conditions than the Indebtedness so refinanced;

     (d) Permitted Additional Debt and Permitted Subordinated Indebtedness without any limitation as to amount, provided that such Indebtedness is incurred at a time when Holding is in Pro Forma Compliance; provided further that an amount equal to 100% of the Net Cash Proceeds of such Indebtedness less any Permitted Acquisition Amount is applied in accordance with subsection 4.2(b)(i) or is applied to repay, refinance, defease, acquire or otherwise satisfy other Indebtedness of the Borrower or any of its Subsidiaries;
     (e) Indebtedness of the Borrower to any Guarantor or any Subsidiary of the Borrower and of any Subsidiary of the Borrower to the Borrower, any Guarantor or any other Subsidiary of the Borrower;
     (f) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Financing Leases, in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $150,000,000 at any one time outstanding, provided that such Indebtedness is incurred substantially simultaneously with such acquisition or within six months after such acquisition or in connection with a refinancing thereof;
     (g) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance or refinance the purchase price of, or Indebtedness of the Borrower and any of its Subsidiaries assumed in connection with, any acquisition permitted by subsection 8.9, provided that (i) such Indebtedness is incurred prior to, substantially simultaneously with or within six months after such acquisition or in connection with a refinancing thereof, (ii) such Indebtedness is incurred at a time when Holding is in Pro Forma Compliance and (iii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;
     (h) to the extent that any Indebtedness may be incurred or arise thereunder, Indebtedness of the Borrower and its Subsidiaries under Interest Rate Protection Agreements and under Permitted Hedging Arrangements;
     (i) other Indebtedness outstanding or incurred under facilities in existence on the Closing Date and listed on Schedule 8.2(i), and any refinancings, refundings, renewals or extensions thereof on financial and other terms, in the reasonable judgment of the Borrower, no more onerous to the Borrower or any of its Subsidiaries in the aggregate than the financial and other terms of such Indebtedness, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to the premium or other amounts paid, and fees and expenses incurred, in connection with such refinancing, refunding, renewal or extension;
     (j) to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

     (k) Indebtedness of the Borrower or any of its Subsidiaries pursuant to any Permitted Receivables Transaction; provided that upon the effectiveness of any such Permitted Receivables Transaction, the Term Loans shall be automatically prepaid and permanently reduced to the extent required by subsections 4.2(c) and 4.2(d);
     (l) Indebtedness of Foreign Subsidiaries of the Borrower (in addition to Indebtedness of Foreign Subsidiaries of the Borrower permitted by subsection 8.2(i)) for working capital purposes (including in respect of overdrafts) not exceeding, as to all such Foreign Subsidiaries, $50,000,000 in aggregate principal amount at any one time outstanding;
     (m) Indebtedness of the Borrower or any of its Subsidiaries in respect of Sale and Leaseback Transactions permitted under subsection 8.11;
     (n) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance insurance premiums in the ordinary course of business;
     (o) Indebtedness of any Foreign Subsidiary of the Borrower fully supported on the date of the incurrence thereof by a Foreign Backstop Letter of Credit;
     (p) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds; provided that such Indebtedness is extinguished within two Business Days of its incurrence;
     (q) Indebtedness in respect of Financing Leases which have been funded solely by Investments of the Borrower and its Subsidiaries permitted by subsection 8.8(m);
     (r) Machinery Financing Indebtedness, provided that (i) the aggregate Machinery Financing Indebtedness incurred pursuant to this subsection 8.2(r) shall not exceed $75,000,000 at any one time outstanding and (ii) the aggregate book value of packaging machines owned by the Borrower or any of its Subsidiaries on the Closing Date that are refinanced by Machinery Financing Indebtedness pursuant to this subsection 8.2(r) shall not exceed $50,000,000;
     (s) additional unsecured Indebtedness not otherwise permitted by the preceding clauses of this subsection 8.2 not exceeding $100,000,000 in aggregate principal amount at any one time outstanding.
     For purposes of determining compliance with clauses (i), (l) and (s) of this subsection 8.2, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect in the case of such Indebtedness incurred on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred after the Closing Date, on the date that such Indebtedness was incurred.
     8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens for Taxes, assessments and similar charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;
     (c) Liens of landlords or of mortgagees of landlords arising by operation of law or pursuant to the terms of real property leases, provided that the rental payments secured thereby are not yet due and payable;
     (d) pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
     (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
     (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, or, in the case of timberland, discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey would disclose, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;
     (h) Liens securing or consisting of Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(f) incurred to finance the acquisition of fixed or capital assets or Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(g) incurred to finance the purchase price of, or assumed in connection with, any acquisition permitted by subsection 8.9, provided that (i) such Liens shall be created no later than the later of the date of such acquisition or the date of the incurrence or assumption of such Indebtedness, and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of

Indebtedness assumed in connection with any such acquisition, the property subject thereto immediately prior to such acquisition;
     (i) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or any of its Subsidiaries which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Borrower or such Subsidiary other than the assets or property being acquired;
     (j) Liens (i) in existence on the Closing Date and listed in Schedule 8.3(j) and other Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(i), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased except as permitted by subsection 8.2(i), or (ii) not otherwise permitted hereunder, all of which Liens permitted pursuant to this subsection 8.3(j)(ii) secure obligations not exceeding (as to the Borrower and all of its Subsidiaries) $20,000,000 in aggregate amount at any time outstanding;
     (k) Liens securing Guarantee Obligations permitted under (i) subsections 8.4(f)(i) and 8.4(f)(ii) and (ii) subsection 8.4(f)(iii) not exceeding in the case of Liens permitted under this clause (ii) (as to the Borrower and all of its Subsidiaries) $5,000,000 in aggregate amount at any time outstanding;
     (l) Liens created pursuant to the Security Documents;
     (m) Liens created pursuant to and in accordance with any Permitted Receivables Transaction;
     (n) Liens in favor of lessees or sublessees of packaging machinery leased or subleased to customers of the Borrower and its Subsidiaries on such packaging machinery and related rights;
     (o) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangement, provided that no such encumbrance or restriction affects in any way the ability of the Borrower or any of its Subsidiaries to comply with subsection 7.9(b) or (c);
     (p) Liens on property subject to Sale and Leaseback Transactions permitted under subsection 8.11 and general intangibles related thereto;
     (q) easements, rights-of-way, servitudes, restrictive covenants, permits, licenses, use agreements, surface leases, subsurface leases or other similar encumbrances (including hunting and recreational leases and leases and other encumbrances in respect of pipelines, compressor stations and television antennas) on, over or in respect of timberland, none of which, singly or in the aggregate, materially adversely affects the operations of the Borrower and its Subsidiaries or the value of such timberland;

     (r) pay-as-you-harvest timber sales agreements, lump sum timber deeds or sales agreements and similar encumbrances entered into in the ordinary course of business;
     (s) Liens on property of any Foreign Subsidiary of the Borrower securing Indebtedness of such Foreign Subsidiary permitted by subsection 8.2(l);
     (t) Liens on property financed or refinanced by Machinery Financing Indebtedness permitted by subsection 8.2(r) securing such Machinery Financing Indebtedness; and
     (u) Liens on Intellectual Property or on foreign patents, trademarks, trade names, copyrights, technology, know-how or processes; provided that such Liens result from the granting of licenses in the ordinary course of business to any Person to use such Intellectual Property or such foreign patents, trademarks, trade names, copyrights, technology, know-how or processes, as the case may be.
     8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:
     (a) Guarantee Obligations in existence on the Closing Date and listed in Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal except to the extent that the amount of Indebtedness in respect of such Guarantee Obligations is permitted to be increased by subsection 8.2(i);
     (b) Guarantee Obligations in connection with up to an aggregate principal amount of $25,000,000 of Indebtedness outstanding at any time incurred by any Management Investors in connection with any Management Subscription Agreements or other purchases by them of Capital Stock of Holding, and any refinancings, refundings, extensions or renewals thereof; provided that such amount shall be reduced by the aggregate then outstanding principal amount of loans and advances permitted by subsection 8.8(o);
     (c) Guarantee Obligations for performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, all in the ordinary course of business;
     (d) Guarantee Obligations in respect of indemnification and contribution agreements expressly permitted by subsection 8.10(iii) or similar agreements by the Borrower;
     (e) L/C-BA Obligations in respect of the Letters of Credit;
     (f) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Borrower or any of its Subsidiaries (i) for travel and entertainment expenses incurred in the ordinary course of business, (ii) for relocation expenses incurred in the ordinary course of business, or (iii) for other purposes in an aggregate amount (as to Holding and all of its Subsidiaries), together with the aggregate amount of all Investments permitted under subsection 8.8(e)(iv), of up to $10,000,000 outstanding at any time;
     (g) obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;
     (h) obligations of the Borrower and its Subsidiaries under any Interest Rate Protection Agreements or under Permitted Hedging Arrangements;
     (i) Guarantee Obligations incurred in connection with acquisitions permitted under subsection 8.9, provided that (i) such Guarantee Obligations are incurred at a time when Holding is in Pro Forma Compliance and (ii) immediately after giving effect to such Guaranteed Obligation no Default or Event of Default shall have occurred and be continuing;
     (j) Guarantee Obligations of the Borrower or any of its Subsidiaries in respect of obligations of the Borrower or any of its Subsidiaries, which obligations are otherwise permitted under this Agreement;
     (k) Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;
     (l) Guarantee Obligations incurred pursuant to the Guarantee and Collateral Agreement or otherwise in respect of Indebtedness permitted by subsection 8.2(a);
     (m) Guarantee Obligations of Subsidiaries of the Borrower set forth in the Existing Note Documents, which, in the case of such Guarantees set forth in the 2003 Senior Subordinated Note Documents are subordinated as provided therein;
     (n) (i) Guarantee Obligations represented by contracts entered into by the Borrower or any of its Subsidiaries for the purchase of woodchips in the ordinary course of business and (ii) accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Subsidiaries in the ordinary course of business;
     (o) Guarantee Obligations of the Borrower and its Subsidiaries in respect of recourse events in connection with any Permitted Receivables Transaction; and
     (p) Guarantee Obligations in respect of Indebtedness of a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or any of its Subsidiaries, and as to all of such Persons does not at any time exceed $100,000,000 in aggregate principal amount; provided that (i) such amount shall be increased by an amount equal to $10,000,000 on each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased and (ii) such amount and any increase in such amount permitted by clause (i) shall be reduced by the aggregate amount of Investments permitted by subsection 8.8(l).
     8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:
     (a) any Person may be merged or consolidated with or into the Borrower or any Person (other than the Borrower) may be merged or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) the Subsidiary or Subsidiaries of the Borrower shall be the continuing or surviving entity, (ii) if such Person is not a Subsidiary of the Borrower, such transaction must not effect an acquisition not permitted under subsection 8.9, (iii) in each instance involving the Borrower, the Borrower shall be the continuing or surviving entity, and (iv) in each instance involving a Guarantor, either the Guarantor shall be the continuing or surviving entity, or the continuing or surviving entity shall become a Guarantor hereunder and otherwise comply with all applicable terms of subsection 7.9 at the time of such merger or consolidation;
     (b) any Subsidiary of the Borrower may be merged or consolidated with or into any other Person in order to effect an acquisition permitted pursuant to Section 8.9;
     (c) (i) any Subsidiary Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary Guarantor and (ii) any Subsidiary of the Borrower (other than any Subsidiary Guarantor) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, any Wholly Owned Subsidiary of the Borrower or any Subsidiary Guarantor;
     (d) any Subsidiary of the Borrower may liquidate or dissolve under applicable corporate statutes if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
     (e) as expressly permitted by subsection 8.6;
     8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock, to any Person other than the Borrower or any Subsidiary Guarantor, except:
     (a) the sale or other Disposition of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) the sale or other Disposition of any property (including Inventory) in the ordinary course of business (including Dispositions of timber properties in connection with the management thereof or in connection with tax free or similar exchanges for other properties);
     (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof; provided that, in the case of any Foreign Subsidiary of the Borrower, any such sale or discount may be with recourse if such sale or discount is consistent with customary practice in such Foreign Subsidiary’s country of business;
     (d) as permitted by subsection 8.5(b) and pursuant to Sale and Leaseback Transactions permitted by subsection 8.11;
     (e) the sale, transfer or discount of Receivables pursuant to any Permitted Receivables Transaction; provided that upon the effectiveness of any such Permitted Receivables Transaction, the Loans shall be prepaid to the extent required by subsections 4.2(c) and 4.2(d);
     (f) (i) Dispositions of any assets or property by the Borrower or any of its Subsidiaries to the Borrower, any Wholly-Owned Subsidiary of the Borrower, any Subsidiary Guarantor or any other Subsidiary of the Borrower; provided that (i) any such Disposition by the Borrower shall (x) not be prohibited by subsection 8.5(a) and (y) shall be to a Subsidiary Guarantor or to a Subsidiary which becomes a Guarantor hereunder and otherwise complies with all applicable terms of subsection 7.9 at the time of such Disposition; provided further that Dispositions by the Borrower to any Subsidiary which is not a Subsidiary Guarantor shall be permitted in an amount, together with the amount of any Disposition pursuant to the proviso in clause (ii) below, not in excess of $100,000,000 in the aggregate; (ii) any such Disposition by a Subsidiary Guarantor of all or substantially all of its assets must be to (A) the Borrower, (B) another Subsidiary Guarantor, or (C) a Subsidiary which becomes a Guarantor hereunder and otherwise complies with all applicable terms of subsection 7.9 at the time of such Disposition; provided further that any Disposition by a Subsidiary Guarantor to any Subsidiary which is not a Subsidiary Guarantor shall be permitted in an amount, together with the amount of any Disposition pursuant to the proviso in clause (i) above, not in excess of $100,000,000 in the aggregate, (iii) any such Disposition by a Wholly-Owned Subsidiary of the Borrower not permitted pursuant to clause (i) or (ii) above shall be to the Borrower, a Subsidiary Guarantor or another Wholly-Owned Subsidiary of the Borrower, and (iv) any such Disposition by a Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary shall be to the Borrower or any other Subsidiary;
     (g) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;
     (h) any Asset Sale by the Borrower or any of its Subsidiaries, provided that the Net Cash Proceeds of each such Asset Sale do not exceed $5,000,000 and the aggregate Net Cash Proceeds of all Asset Sales in any fiscal year made pursuant to this paragraph (h) do not exceed $10,000,000; and
     (i) any Asset Sale contemplated on Schedule 8.6(i), or any other Asset Sales by the Borrower or any of its Subsidiaries the Net Cash Proceeds of which other Asset Sales, do not exceed in the aggregate after the Closing Date the greater of $150,000,000 or an amount equal to 5.0% of Consolidated Net Tangible Assets as of the Adjustment Date occurring immediately prior to such Asset Sale, provided that in the case of any such Asset Sale, an amount equal to 100% of the Net Cash Proceeds of such Asset Sale less the Reinvested Amount is applied in accordance with subsection 4.2(b)(ii).
     8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or options, warrants or other rights to purchase common stock of the Borrower) in respect thereof, (any such dividend, payment, set apart, purchase, redemption, defeasance, retirement, acquisition or distribution, a “Restricted Payment”) either directly or indirectly, whether in cash or property or in obligations of the Borrower, except that:
     (a) the Borrower may pay cash dividends in an amount sufficient to allow Holding to pay expenses incurred in the ordinary course of business;
     (b) the Borrower may pay cash dividends in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Holding in connection with (a) registration, public offerings and exchange listing of equity or debt securities and maintenance of the same, (b) compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any of the other Loan Documents and (c) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity, or obligations in respect of director and officer insurance (including premiums therefor);
     (c) the Borrower may pay (i) cash dividends in amounts sufficient to pay Taxes to be paid by Holding to any taxing authority and (ii) other amounts due in accordance with the terms of the Tax Sharing Agreement;
     (d) the Borrower may pay cash dividends in an amount sufficient to allow Holding to repurchase shares of its Capital Stock or rights, options or units in respect thereof from any Management Investors or former Management Investors (or any of their respective heirs, successors, assigns, legal representatives or estates), or as otherwise contemplated by any Management Subscription Agreements, for an aggregate purchase price not to exceed $30,000,000 from and after the Closing Date; provided that such amount shall be increased by (i) an amount equal to $5,000,000 on each anniversary of the Closing Date, commencing on the first anniversary of the Closing Date, and (ii) an amount equal to the proceeds of any resales or new issuances of shares and options to any Management Investors, at any time after the initial issuances to any Management Investors, together with the aggregate amount of deferred compensation owed by Holding or any of its Subsidiaries to any Management Investor that shall thereafter have been cancelled, waived or exchanged at any time after the initial issuances to any thereof in connection with the grant to such Management Investor of the right to receive or acquire shares of Holding Capital Stock; provided, further, that such amount shall not be reduced by the amount of any cash dividends paid by the Borrower to Holding to repurchase shares of its Capital Stock or rights, options or units in respect thereto in compensation for any taxes due or payable by the holder thereof in connection with such repurchases described above in this subsection (d); provided, further, that the cash dividends paid in respect of repurchases from Management Investors shall not exceed in the aggregate during each fiscal year of Holding an amount equal to $6,000,000;
     (e) the Borrower may pay cash dividends in an amount sufficient to allow Holding to pay all fees and expenses incurred in connection with the transactions expressly contemplated by this Agreement and the other Loan Documents, and to allow Holding to perform its obligations under or in connection with the Loan Documents to which it is a party; and
     (f) the Borrower may make Restricted Payments in an aggregate amount on and after the Closing Date, determined at the time of each such Restricted Payment, together with any Bond Prepayment pursuant to the second proviso to Section 8.13(a), not to exceed the sum of (i) $20,000,000 and (ii) 10.0% of Consolidated Net Income for the period commencing March 31, 2007 through and including the Adjustment Date ending immediately prior to the date of declaration of such Restricted Payment; provided that, on the date of such Restricted Payment, Holding is in Pro Forma Compliance.
     8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in (each an “Investment”), any Person, except:
     (a) extensions of trade credit in the ordinary course of business;
     (b) Investments in cash and Cash Equivalents;
     (c) Investments existing on the Closing Date and described in Schedule 8.8(c), setting forth the respective amounts of such Investments as of a recent date;
     (d) Investments in notes receivable and other instruments and securities obtained in connection with transactions permitted by subsection 8.6(c) and Bond Prepayments permitted by subsection 8.13(a);
     (e) loans and advances to officers, directors or employees of Holding or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on the Closing Date and described in Schedule 8.8(c), (iii) made after the Closing Date for relocation expenses in the ordinary course of business, (iv) made for other purposes in an aggregate amount (as to Holding and all of its Subsidiaries), together with the aggregate amount of all Guarantee Obligations permitted pursuant to subsection 8.4(f)(iii), of up to $10,000,000 outstanding at any time and (v) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity or as otherwise specified in subsection 8.10;
     (f) (i) Investments by the Borrower in its Wholly Owned Subsidiaries (other than any Receivables Subsidiary) and Subsidiary Guarantors and by such Wholly Owned Subsidiaries and Subsidiary Guarantors in the Borrower, Wholly Owned Subsidiaries of the Borrower (other than any Receivables Subsidiary) and Subsidiary Guarantors and (ii) Investments in Holding in amounts and for purposes for which dividends are permitted under subsection 8.7;
     (g) acquisitions expressly permitted by subsection 8.9;
     (h) Investments of the Borrower and its Subsidiaries under Interest Rate Protection Agreements or under Permitted Hedging Arrangements;
     (i) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or otherwise described in subsection 8.3(c), (d) or (f);
     (j) Investments representing non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any Asset Sale, provided that in the case of any Asset Sale permitted under subsection 8.6(i), such non-cash consideration constitutes not more than 25% of the aggregate consideration received in connection with such Asset Sale and any such non-cash consideration received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;
     (k) any Investment by the Borrower and its Subsidiaries in a Receivables Subsidiary which, in the judgment of the Borrower, is prudent and reasonably necessary in connection with, or otherwise required by the terms of, any Permitted Receivables Transaction;
     (l) Investments by the Borrower or any of its Subsidiaries in a Person in connection with a joint venture or similar arrangement in respect of which no other co-investor or other Person has a greater legal or beneficial ownership interest than the Borrower or such Subsidiary in an aggregate amount not to exceed at any time an amount equal to $100,000,000; provided that (i) such amount shall be increased by an amount equal to $10,000,000 on each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased, (ii) such amount and any increase in such amount permitted by clause (i) shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantee Obligations permitted by subsection 8.4(p), and (iii) the Borrower or such

Subsidiary complies with the provisions of subsection 7.9(b) and (c) hereof, if applicable, with respect to such ownership interest;
     (m) Investments in industrial development or revenue bonds or similar obligations secured by assets leased to and operated by the Borrower or any of its Subsidiaries that were issued in connection with the financing of such assets, so long as the Borrower or any such Subsidiary may obtain title to such assets at any time by optionally canceling such bonds or obligations, paying a nominal fee and terminating such financing transaction;
     (n) Investments representing evidences of Indebtedness, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Indebtedness, securities or other property of such other Person held by the Borrower or any of its Subsidiaries; provided that any such securities or other property received by the Borrower or any of its Domestic Subsidiaries (other than a Receivables Subsidiary or a Subsidiary of a Foreign Subsidiary) is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;
     (o) loans and advances to Management Investors in connection with the purchase by such Management Investors of Capital Stock of Holding of up to $25,000,000 outstanding at any one time; provided that such amount shall be reduced by the aggregate principal amount of Indebtedness in respect of Guarantee Obligations permitted by subsection 8.4(b);
     (p) Investments in Golden Properties not to exceed in the aggregate an amount equal to the aggregate amount of dividends and other distributions received in cash by Golden Equities from Golden Properties after the Closing Date; and
     (q) Investments not otherwise permitted by the preceding clauses of this subsection 8.8 not to exceed in the aggregate $100,000,000.
     8.9 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as:
     (a) such acquisition is expressly permitted by subsection 8.5, or
     (b) the aggregate consideration paid by the Borrower for such acquisition (including cash and indebtedness incurred or assumed in connection with such acquisition) consists solely of any combination of:
     (i) Capital Stock of Holding;
     (ii) cash in an amount equal to the Net Cash Proceeds of the sale or issuance of Capital Stock of Holding which amount is contributed to the Borrower within 90 days prior to the date of the relevant acquisition;

     (iii) cash and other property (excluding cash and other property covered under clauses (i), (ii) and (iv) of this subsection 8.9(b)) and Indebtedness (whether incurred or assumed) in an aggregate amount which, when aggregated with all other amounts of cash and such other property paid for acquisitions, and Indebtedness incurred or assumed, in each case in reliance on this clause (iii), does not exceed $90,000,000; provided that such amount shall be increased by an amount equal to $10,000,000 on each anniversary of the Closing Date, so long as no Default or Event of Default shall have occurred and be continuing on any date on which such amount is to be increased; and/or
     (iv) additional cash and other property (excluding cash and other property covered under clauses (i), (ii) and (iii) of this subsection 8.9(b)) and Indebtedness (whether incurred or assumed), provided that such acquisition is made at a time when Holding is in Pro Forma Compliance;
provided, further that in the case of each such acquisition pursuant to clauses (a) and (b) after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition.
     8.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 8.10 shall be deemed to prohibit:
     (i) the Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of the Borrower or any of its Subsidiaries that provides for annual aggregate base compensation not in excess of $1,500,000 for each such director, officer or employee;
     (ii) the payment of transaction expenses in connection with this Agreement;
     (iii) the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of any Permitted Holder and each person who is or becomes a director, officer, agent or employee of the Borrower or any of its Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by Holding or any of its Subsidiaries, (B) incurred to third parties for any action or failure to act of the Borrower or any of its Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to the Borrower or any of its Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Borrower or any of its Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Borrower or any of its Subsidiaries;
     (iv) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the Closing Date and described on Schedule 8.10(iv);
     (v) any transaction permitted under subsection 8.3(k), 8.4(b), 8.4(d), 8.4(f), 8.5, 8.7, 8.8(e), 8.8(f) or 8.8(o), or any transaction with a Wholly Owned Subsidiary of the Borrower or any Subsidiary Guarantor; or
     (vi) the Borrower or any of its Subsidiaries from performing its obligations under the Tax Sharing Agreement.
     For purposes of this subsection 8.10, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the board of directors of Holding, the Borrower or such Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the board of directors of Holding, the Borrower or such Subsidiary, such transaction shall be approved by a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required, and (B) “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
     8.11 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (any of such arrangements, a “Sale and Leaseback Transaction”), unless (a) the Borrower shall be in compliance, on a pro forma basis after giving effect to the consummation of the Sale and Leaseback Transaction and the application of the proceeds thereof, with the Consolidated Leverage Ratio set forth in subsection 8.1(a) (regardless of whether any Revolving Credit Commitment is then outstanding), recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which the relevant information is available as if such Sale and Leaseback Transaction had been consummated on the first day of the relevant period for testing such compliance (such calculation to be made in a manner reasonably satisfactory to the Administrative Agent and to be evidenced by a certificate in form and substance reasonably satisfactory to the Administrative Agent signed by a Responsible Officer of the Borrower and delivered to the Administrative Agent (which shall promptly deliver copies to each Lender) at least three Business Days prior to the consummation of such Sale and Leaseback Transaction), (b) the lease entered into by the Borrower or any of its Subsidiaries in connection with such Sale and Leaseback Transaction is either (i) a Financing Lease or (ii) a lease the payments under which will be treated as an operating expense for purposes of determining EBITDA and (c) an amount equal to 100% of the Net Cash Proceeds of such Sale and Leaseback Transaction is applied in accordance with subsection 4.2(b)(iv).
     8.12 Limitations on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (a) mergers, consolidations, sales, leases, transfers or other Dispositions expressly permitted under subsection 8.5 and (b) sales or other Dispositions expressly permitted under subsection 8.6, including, without limitation, sales of Inventory in the ordinary course of business; and the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent to, execute such releases of Liens and take such other actions as the Borrower may reasonably request in connection with the foregoing.
     8.13 Limitation on Optional Payments and Modifications of Debt Instruments and Other Documents. (a) Make any optional payment or prepayment on or repurchase or redemption of any Existing Notes (other than as provided in the definition thereof) (any such payment, prepayment, repurchase or redemption, a “Bond Prepayment”), including, without limitation, any payments on account of, or for a sinking or other analogous fund for, the repurchase, redemption, defeasance or other acquisition thereof, except mandatory payments of principal, interest, fees and expenses required by the terms of the Existing Notes or the Existing Note Indentures (and, in the case of the 2003 Senior Subordinated Note Indenture, only to the extent permitted under the subordination provisions applicable thereto), provided that the Existing Notes may be paid, repurchased, redeemed or otherwise acquired (x) in a change of control offer or tender offer made in accordance with the Existing Note Indentures, subject to compliance with subsection 8.13(b), (y) in any other manner permitted by applicable Requirements of Law or (z) with the proceeds of Indebtedness permitted by subsection 8.2(c) or 8.2(d); and provided, further, that the Borrower may make Bond Prepayments in an aggregate amount on and after the Closing Date, determined at the time of such Bond Prepayment, together with any Restricted Payment made pursuant to Section 8.7(f), not to exceed the sum of (i) $20,000,000 and (ii) 10.0% of Consolidated Net Income for the period commencing March 31, 2007 through and including the Adjustment Date ending immediately prior to the date of declaration of such Bond Prepayment.
     (b) In the event of the occurrence of a Change of Control, repurchase the Existing Notes then outstanding or any portion thereof, unless the Borrower shall have (i) made payment in full of the Loans, all L/C-BA Obligations and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note and Cash Collateralized the L/C-BA Obligations on terms reasonably satisfactory to the Administrative Agent or (ii) made an offer to pay the Loans, all L/C-BA Obligations and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and to Cash Collateralize the L/C-BA Obligations in respect of each Lender and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer and Cash Collateralized the L/C-BA Obligations in respect of each such Lender which has accepted such offer.
     (c) Amend, supplement, waive or otherwise modify any of the provisions of any Existing Note Document:

     (i) which, in the case of the 2003 Senior Subordinated Note Documents, amends or modifies the subordination provisions contained therein;
     (ii) except as permitted pursuant to subsection 8.13(a), which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness evidenced by the Existing Notes, or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith;
     (iii) which relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or
     (iv) which otherwise adversely affects the interests of the Lenders as senior creditors with respect to the 2003 Senior Subordinated Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect.
     (d) Enter into any Synthetic Purchase Agreement if under such Synthetic Purchase Agreement it may be required to make (i) any payment relating to the Capital Stock of Holding that has the same economic effect on the Borrower and its Subsidiaries as any Investment by the Borrower in Capital Stock of Holding prohibited by subsection 8.8 above or (ii) any payment relating to any Existing Notes that has the same economic effect on the Borrower as any optional payment or prepayment or repurchase or redemption of such Existing Notes prohibited by subsection 8.13(a) above, unless, in each case, such requirement is conditioned upon obtaining any requisite consent of the Lenders hereunder.
     (e) (i) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by the Borrower or any of its Subsidiaries thereunder in any manner that could reasonably be expected to be materially adverse to the Lenders, other than amendments reasonably reflecting changes in law or regulations after the date hereof, or (ii) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.
     8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of Holding or the Borrower to end on a day other than December 31.
     8.15 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries (other than any Receivables Subsidiaries and any Foreign Subsidiaries or Subsidiaries of either thereof)

to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) this Agreement, the other Loan Documents and any related documents, (b) any agreements with respect to Machinery Financing Indebtedness permitted under this Agreement and any related documents (in which case, any prohibition or limitation shall only be effective against the packaging machinery financed with such Machinery Financing Indebtedness and assets reasonably related thereto and proceeds thereof) and (c) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases or agreements in connection with any Permitted Receivables Transaction permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business.
     8.16 Limitation on Lines of Business. (a) Enter into any business, either directly or through any Subsidiary or joint venture or similar arrangement described in subsection 8.8(l), except for those businesses of the same general type as those in which the Borrower and its Subsidiaries (including Philanthropic Fund) are engaged on the Closing Date or which are reasonably related thereto.
     (b) In the case of any Foreign Subsidiary Holdco, own any material assets other than securities of one or more Foreign Subsidiaries and other assets relating to an ownership interest in any such securities or Subsidiaries or enter into any business except in connection with such ownership.
     8.17 Limitations on Currency and Commodity Hedging Transactions. Enter into, purchase or otherwise acquire agreements or arrangements relating to currency, commodity or other hedging except, to the extent and only to the extent that, such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Borrower or any of its Subsidiaries with reputable financial institutions or vendors and not for purposes of speculation (any such agreement or arrangement permitted by this subsection, a “Permitted Hedging Arrangement”).
SECTION 9. EVENTS OF DEFAULT
     If any of the following events shall occur and be continuing:
     (a) The Borrower shall fail to pay any principal of any Loan or any Unreimbursed Amount when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
     (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
     (c) Any Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8 of this Agreement; provided that, (i) in the case of a default in the observance or performance of its obligations under subsection 7.7(a) hereof, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the failure to comply with the Financial Covenants shall not constitute a Default or Event of Default with respect to any Term Facility until the earlier of (i) the date that is 60 days after the date the Compliance Certificate demonstrating such breach is required to be delivered to the Revolving Credit Lenders hereunder and (ii) the date on which the Revolving Credit Lenders or the Administrative Agent terminates the Revolving Credit Commitments and declares the outstanding Revolving Credit Loans and Swing Line Loans to be due and payable in accordance with this Section 9; or
     (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of Holding shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to Holding by the Administrative Agent or the Required Lenders; or
     (e) Holding or any of its Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (other than the Loans and the Unreimbursed Amounts) in excess of $15,000,000 or (y) in the payment of any Guarantee Obligation in excess of $15,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or
     (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or
     (g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could be reasonably expected to result in a Material Adverse Effect; or
     (h) One or more judgments or decrees shall be entered against the Holding or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
     (i) The outstanding 2003 Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the 2003 Senior Subordinated Note Documents, as applicable, to the obligations of the Borrower under this Agreement and the other Loan Documents, or the obligations of any other Loan Party under a guarantee of the 2003 Senior Subordinated Notes, for any reason, shall not be or shall cease to be validly subordinated as provided therein and in the 2003 Senior Subordinated Note Documents to the obligations of such Loan Party under the Guarantee to which it is a party; or
     (j) (i) Any of the Security Documents shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than (x) in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document and (y) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement or to file Uniform Commercial Code continuation statements), and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or
     (k) Any Loan Document (other than this Agreement or any of the Security Documents) shall cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party shall so assert in writing; or
     (l) A Change of Control shall have occurred; or
     (m) Any event or circumstance entitling the Persons purchasing, or financing the purchase of, Receivables under any Permitted Receivables Transaction to stop so purchasing or financing, other than by reason of the occurrence of the stated expiry date of such Permitted Receivables Transaction, a refinancing of such Permitted Receivables Transaction through another Permitted Receivables Transaction, a reduction in any applicable borrowing base, or the occurrence of any other event or circumstance which is not, or is not related primarily to, an action or statement taken or made, or omitted to be taken or made, by or on behalf of, or a condition of or relating to, Holding or any of its Subsidiaries; provided that any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Receivables have been given or have expired, as the case may be;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Credit Commitments and the Term Commitments, if any, shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C-BA Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, (B) if such event is any other Event of Default (except for an Event of Default resulting from non-compliance with the financial covenants set forth in subsection 8.1, but solely with respect to Revolving Credit

Commitments, Revolving Credit Loans, Swing Line Loans, Letters of Credit and Bankers’ Acceptances), either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments and the Term Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments and the Term Commitments, if any, shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C-BA Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Bankers’ Acceptances shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable and (C) if such event is an Event of Default resulting from the failure to comply with the financial covenants set forth in subsection 8.1 occurring prior to the first date described in clause (ii) of the proviso set forth in subsection 9(c) above , either or both of the following actions may be taken: (i) with the consent of the Required Revolving Lenders, the Administrative Agent may, or upon the request of the Required Revolving Lenders the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Revolving Lenders, the Administrative Agent may, or upon the request of the Required Revolving Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Loans and Swing Line Loans hereunder (with accrued interest thereon) and all other amounts owing with respect to, or as a result of utilization of, the Revolving Credit Facility (including, without limitation, all amounts of L/C-BA Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit or Bankers’ Acceptances shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.
     With respect to any Letter of Credit or Bankers’ Acceptance with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time Cash Collateralize an amount equal to the aggregate then undrawn and unexpired amount of such Letter of Credit or Bankers’ Acceptance. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in such Cash Collateral to secure all obligations of the Borrower in respect of such Letter of Credit or Bankers’ Acceptance under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the L/C Issuer and the Revolving Credit Lenders, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letter of Credit or Bankers’ Acceptance, and the unused portion thereof after all such Letters of Credit or Bankers’ Acceptances shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all Letters of Credit or Bankers’ Acceptances, as applicable, shall have expired or been fully drawn upon, all Unreimbursed Amounts shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.
     Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
     After the exercise of remedies provided for in this Section 9 (or after the Loans have automatically become immediately due and payable and the L/C-BA Obligations have automatically been required to be Cash Collateralized as set forth in this Section 9), any amounts received on account of the Obligations shall be applied by the Administrative Agent in accordance with Section 6.5 of the Guarantee and Collateral Agreement.
     Notwithstanding the foregoing, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements may, in the Administrative Agent’s discretion, be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be. Each Hedge Bank and each Cash Management Bank not a party to this Agreement who obtains the benefit of the foregoing provision or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Security Document shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 hereof for itself and its Affiliates as if a “Lender” party to this Agreement.
SECTION 10. ADMINISTRATIVE AGENT
     10.1 Appointment and Authority. (a) Each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
     (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and Swing Line Lender (if applicable)), potential Hedge Bank and potential Cash Management Bank, and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the obligations hereunder, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to subsection 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 10 and Section 11, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
     10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The foregoing provisions of this subsection 10.2 shall likewise apply to the Person serving as the Alternative Currency Funding Fronting Lender.
     10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any discretionary action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in subsection 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
     10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it with reasonable care, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent with reasonable care; provided that no such delegation shall serve as a release of the Administrative Agent from any of its responsibilities hereunder or as a waiver by the Borrower of any of its rights hereunder. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or been consented to by the Borrower, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and subsection 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender, (ii) the retiring L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit and (iv) the successor Alternative Currency Funding Fronting Lender shall make arrangements with the resigning Alternative Currency Funding Fronting Lender for the funding of all outstanding Alternative Currency Risk Participations.
     10.7 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Other Representatives listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

     10.8 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each of the Lenders and the L/C Issuer agree that the Administrative Agent (irrespective of whether the principal of any Loan or L/C-BA Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C-BA Obligations and all other obligations hereunder that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under subsections 3.1(i) and (j), 4.3 and 11.5) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel as provided herein, and any other amounts due the Administrative Agent under subsections 4.3 and 11.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.
     10.9 Collateral and Guaranty Matters. Each of the Lenders (in its capacities as a Lender and Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion:
     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements and (z) the PBGC Amount (as defined in the Guarantee and Collateral Agreement) and the expiration, cash collateralization or termination of all Letters of Credit and Bankers’ Acceptances (other than Letters of Credit as to which arrangements with respect thereto satisfactory to the

Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any disposition permitted hereunder or under any other Loan Document, (iii) if approved, authorized or ratified in writing in accordance with subsection 11.1 or (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (b) below;
     (b) to release any Guarantor from its obligations under any Loan Document to which it is a party if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;
     (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and
     (d) to take any other action required to be taken by it under the terms of any Security Document.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents to which it is a party pursuant to this subsection 10.9. In each case as specified in this subsection 10.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the subsection 10.9, in each case in accordance with the terms of the Loan Documents and this subsection 10.9.
     10.10 Other Secured Parties. Without limitation of any of the terms set forth in Section 8 of the Guarantee and Collateral Agreement, no Secured Party (other than the Administrative Agent, the L/C Issuer and the Lenders) who obtains the benefit of the provisions of subsection 6.5 of the Guarantee and Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Guarantee and Collateral Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 10 to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Bank or Cash Management Bank, as the case may be.
SECTION 11. MISCELLANEOUS
     11.1 Amendments and Waivers.

     (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection. Except as provided in subsection 2.6 with respect to an Incremental Facility Amendment, the Required Lenders (or, in respect of any amendment, supplement, modification or waiver of a Financial Covenant, the Required Revolving Lenders rather than the Required Lenders) may, with the acknowledgment of the Administrative Agent, or, with the written consent of the Required Lenders (or, in respect of any amendment, supplement, modification or waiver of a Financial Covenant, the Required Revolving Lenders rather than the Required Lenders), the Administrative Agent may, from time to time, (x) enter into with the Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) waive any condition set forth in subsection 6.1 (other than subsection 6.1(l), with respect to fees due to the Administrative Agent), without the written consent of each Lender;
     (ii) reduce the amount or extend the scheduled date of maturity of any Loan or any Unreimbursed Amounts or of any scheduled installment thereof or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof (excluding mandatory prepayments) or increase the amount or extend the expiration date of any Lender’s Revolving Credit Commitment or Term Commitment (or reinstate any Commitment terminated pursuant to Section 9) or change the currency in which any Loan or Unreimbursed Amount is payable, in each case without the consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower or any other Person to pay interest or any other amount at the Default Rate, and (ii) only the consent of the Required Revolving Lenders shall be necessary to amend any Financial Covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C-BA Borrowing or to reduce any fee payable hereunder;
     (iii) amend, modify or waive any provision of this subsection 11.1(a) or reduce the percentage specified in the definition of “Required Lenders” or any other provisions hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to subsection 8.5 or 11.1(b)), in each case without the written consent of all the Lenders;
     (iv) reduce the percentages specified in the definition of “Required Revolving Lenders,” “Required Term Lenders,” “Required Incremental Revolving Tranche Lenders,” “Required Incremental Term Lenders,” or “Required Term B Lenders,” without the written consent of each Lender under the applicable Facility;
     (v) release all or substantially all of the value of the Guarantee Obligations under the Guarantee and Collateral Agreement without the written consent of each Lender; or, in the aggregate (in a single transaction or a series), release all or substantially all of the Collateral without the written consent of each Lender, except as expressly permitted hereby or by any Security Document;
     (vi) amend, modify or waive any provision of the definition of “Alternative Currency” or subsection 1.4, subsection 2.2(g) or, subject to paragraph (ii) of this subsection 11.1(a), Section 3 without the written consent of the Required Revolving Lenders;
     (vii) change subsection 11.7 or Section 9 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or amend, modify or waive the order of application of prepayment specified in subsection 4.2(d) or 4.2(g) without the consent of the Required Term Lenders;
     (viii) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, (iii) if such Facility is the Incremental Term Facility, the Required Incremental Term Lenders and (iv) if such Facility is the Incremental Revolving Tranche Facility, the Required Incremental Revolving Tranche Lenders;
     (ix) amend, modify or waive any provision of Section 10, or affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, without the written consent of the then Administrative Agent and of any Other Representative affected thereby;
     (x) amend, modify or waive any provision of subsection 2.4, or affect the rights or duties of the Swing Line Lender under this Agreement, without the written consent of the Swing Line Lender and each other Lender, if any, which holds, or is required to purchase, a participation in any Swing Line Loan pursuant to subsection 2.4(d);
     (xi) amend, modify or waive any provision of this Agreement at a time when any Default or Event of Default has occurred and is continuing or when the conditions set forth in subsections 6.2(a) or 6.2(d) cannot be satisfied, which amendment, waiver or modification would have the effect of eliminating any such Default, Event of Default or condition, in each case, for the purposes of determining whether the conditions precedent set forth in subsection 6.2 to the making of any Revolving Credit Loan, Letter of Credit, Bankers’ Acceptance or Swing Line Loan has been satisfied, without the written consent of the Required Revolving Lenders, and, in the case of Letters of Credit or Bankers’ Acceptances, the L/C Issuer and, in the case of Swing Line Loans, the Swing Line Lender;
     (xii) (x) amend, modify or waive the provisions of any Letter of Credit or Bankers’ Acceptance or any L/C-BA Obligation, or affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it or (y) subject to subsection 3.1(b)(iii), provide for an expiry date of a requested Letter of Credit which would occur more than twelve months after the date of issuance or last extension of such Letter of Credit, in any such case, without the written consent of the L/C Issuer and each affected Revolving Credit Lender; or
     (xiii) amend, modify or waive any provision of this Agreement or any other Loan Document affecting the rights or duties of the Alternative Currency Funding Fronting Lender without the written consent of the Alternative Currency Funding Fronting Lender and each affected Revolving Credit Lender.
     Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
     (b) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof and (ii) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder.
     (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any tranche or all outstanding Revolving Credit Loans of any tranche (“Refinanced Loans”) with a replacement loan tranche hereunder (“Replacement Loans”), provided that (i) the aggregate principal amount of such Replacement Loans shall not exceed the aggregate principal amount of such

Refinanced Loans, (ii) the Applicable Margin for such Replacement Loans shall not be higher than the Applicable Margin for such Refinanced Loans, (iii) the weighted average life to maturity of such Replacement Loans shall not be shorter than the weighted average life to maturity of such Refinanced Loans at the time of such refinancing and (iv) all other terms applicable to such Replacement Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Loans than, those applicable to such Refinanced Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing.
     (d) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by subsection 11.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders or the Required Revolving Lenders, as applicable, at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”), then the Borrower may, on ten Business Days’ prior written notice to the Administrative and the Non-Consenting Lender, (x) terminate the Commitments of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (y) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this subsection 11.1(d), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Non-Consenting Lender.
     11.2 Notices; Effectiveness; Electronic Communication.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Alternative Currency Funding Fronting Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule A; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2 or Section 3 if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent and the Borrower otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications to Persons other than the Borrower or any Loan Party posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party or any of its Related Parties; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

     (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders, if acting in good faith and without gross negligence or willful misconduct, shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of bad faith, gross negligence or willful misconduct. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
     11.5 Payment of Expenses and Taxes.
     (a) Indemnification by the Borrower. The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Other Representatives for all their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Revolving Credit Commitments, Term Loan Commitments and Term Loans (including the reasonable expenses of the Administrative Agent’s due diligence investigation) and the monitoring of the Collateral) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one firm of counsel to the Administrative Agent and the Other Representatives and such additional local counsel thereto retained with the consent of the Borrower, (ii) to pay or reimburse each Lender, each Other Representative and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, the Other Representatives and the several Lenders, and any reasonable Environmental Costs incurred by any of them arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (iii) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery, administration and enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (iv) to pay, and indemnify and hold harmless each Lender, the Administrative Agent and the Other Representatives (and their respective directors, trustees, officers, employees, affiliates, controlling persons, agents, successors and assigns) (each an “indemnified party”) from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any such Person’s own negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, any such Other Representative or any Lender is a party to the litigation or other proceeding giving rise thereto and regardless of whether any such litigation or other proceeding is brought by the Borrower or any other Person), including, without limitation, any of the foregoing relating to the violation of, noncompliance with, or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”), provided that the Borrower shall not have any obligation hereunder to the Administrative Agent, any such Other Representative or any Lender with respect to Environmental Costs or indemnified liabilities arising from (x) the bad faith, gross negligence or willful misconduct of such indemnified party (or any of its respective directors, trustees, officers, employees, agents, successors and assigns) or (y) claims made or legal proceedings commenced against any indemnified party by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (ii) and (iii) above, the Borrower shall have no obligation under this subsection 11.5 to the Administrative Agent, any Other Representative or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.
     (b) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under subsection 11.5(a) to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection 11.5(b) are subject to the provisions of subsection 4.6(e).
     11.6 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection 11.6(b), (ii) by way of participation in accordance with the provisions of subsection 11.6(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 11.6(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 11.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection 11.6(b), Alternative Currency Risk Participations and participations in L/C-BA Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the

Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Term Facility, unless each of the Administrative Agent and, so long as no Event of Default described in subsection 9(a) or 9(f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this subsection and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default described in subsection 9(a) or 9(f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
     (C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);
     (D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and

     (E) the consent of the Alternative Currency Funding Fronting Lender (such consent not to be unreasonably withheld or delayed) shall be required if upon effectiveness of the applicable assignment the proposed assignee would be an Alternative Currency Participating Lender with respect to any Alternative Currency.
     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     (vii) No Assignment Resulting in Additional Non-Excluded Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the Borrower without the imposition of any additional Non-Excluded Taxes.
     (viii) Notes. The assigning Lender shall deliver all Notes evidencing the assigned interests to the Borrower or the Administrative Agent (and the Administrative Agent shall deliver such Notes to the Borrower).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 11.6(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and shall make all acknowledgments, representations and warranties required of a Lender hereunder, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of subsections 4.8, 4.9, 4.10 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request and upon surrender by the assigning Lender of all Notes evidencing the assigned interests, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 11.6(d).

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C-BA Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b)(iv) of this subsection 11.6 and any written consent to such assignment required by subsection (b)(iii) of this subsection 11.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. The entries in the Register shall be conclusive absent demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s Alternative Currency Risk Participations and its participations in L/C-BA Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Loan Parties, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents and (iv) the granting of such participation shall not require that any cost or expense of any kind at any time be borne by the Borrower or any Subsidiary thereof and shall not result in any increase in any payment of any kind to be made by the Borrower or any Subsidiary under any Loan Document unless the Borrower expressly agrees in writing to bear such cost, expense or increase in payment in connection with the relevant participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clause (ii) of the first proviso to subsection 11.1(a) that directly affects such Participant (it being understood that (i) any vote to rescind any acceleration made pursuant to Section 9 of amounts owing with respect to the Loans and other Obligations and (ii) any modifications of the provisions relating to amounts, timing or application of prepayments of Loans and other Obligations shall not require the approval of such Participant). Subject to subsection 11.6(e), the Borrower agrees that each Participant shall be entitled to the benefits of subsections 4.8, 4.9 and 4.10 (subject to the requirements of those sections, including timely delivery of forms pursuant to subsection 4.9) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 11.6(b).
     (e) Limitations upon Participant Rights. No Loan Party shall be obligated to make any greater payment under subsection 4.8 or 4.9 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made upon the request or with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of subsection 4.9 unless such Participant complies with subsection 4.9(b) and provides the forms and certificates referenced therein to the Lender that granted such participation.
     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection 11.6(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender and/or (iii) upon 30 days notice to the Borrower and the Lenders, resign as Alternative Currency Funding Fronting Lender. In the event of any such resignation as L/C Issuer, Swing Line Lender or Alternative Currency Funding Fronting Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer, Swing Line Lender or Alternative Currency Funding Fronting Lender hereunder which consents to such appointment; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer, Swing Line Lender or Alternative Currency Funding Fronting Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit and Bankers’ Acceptances outstanding and all Banker’s Acceptances issuable under any Acceptance Credits outstanding as of the effective date of its resignation as L/C Issuer and all L/C-BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations pursuant to subsection 3.1(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to subsection 2.4(c). If the Alternative Currency Funding Fronting Lender resigns as Alternative Currency Funding Fronting Lender, it shall retain all the rights and obligations of the Alternative Currency Funding Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as the Alternative Currency Funding Fronting Lender and all obligations of any Loan Party or any other Lender with respect thereto (including the right to require Alternative Currency Participating Lenders to fund any Alternative Currency Risk Participations therein in the manner provided in subsection 2.2(g)). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     11.7 Sharing of Payments by Lender. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, the Alternative Currency Risk Participations or the participations in L/C-BA Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Alternative Currency Funding Fronting Lender to Loans prior to the funding of risk participations therein) resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in L/C-BA Obligations and Swing Line Loans or subparticipations in Alternative Currency Risk Participations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this subsection shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C-BA Obligations or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this subsection shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     11.8 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer represents and warrants to each other party hereto that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its activities, that it is participating hereunder as a Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder.
     11.9 Judgment. (a) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
     (b) The obligations of the Borrower in respect of this Agreement and any Note due to any party hereto or any holder of any bond shall, notwithstanding any judgment in a currency (the “judgment currency”) other than the currency in which the sum originally due to such party or such holder is denominated (the “original currency”), be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase the original currency with the judgment currency; if the amount of the original currency so purchased is less than the sum originally due to such party or such holder (as the case may be) in the original currency, the Borrower agrees as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower, such excess. This covenant shall survive the termination of this Agreement and payment of the Loans and all other amounts payable hereunder.
     11.10 Right of Set Off. The Borrower hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time without notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) so long as any amount remains unpaid after it becomes due and payable by the Borrower or any other Loan Party under this Agreement or any other Loan Document, to set-off and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such other Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as the Administrative Agent or such Lender may elect. The Administrative Agent and each Lender shall notify the Borrower promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this subsection 11.10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.
     11.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.
     11.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     11.13 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     11.14 GOVERNING LAW. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     11.15 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any consequential or punitive damages.
     11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of the Loan Documents and the Credit Extensions hereunder occurring on or prior to the Closing Date, the Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (ii) neither the Administrative Agent nor any Arranger has any obligation to the

Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a board range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Loan Documents or the Credit Extensions hereunder occurring on or prior to the Closing Date.
     11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
     11.18 Confidentiality. The Administrative Agent, the Other Representatives and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Holding, the Borrower or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Holding, the Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations which agrees to comply with the provisions of this subsection pursuant to an instrument for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument), (iii) to its affiliates and the employees, officers, directors, agents, attorneys, accountants and other professional advisors of it and its affiliates, provided that such Lender shall inform each such Person of the agreement under this subsection 11.18 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this subsection 11.18), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or under any Interest Rate Protection Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Protection Agreement, any affiliate of any Lender party thereto) may be a party, subject to the proviso in clause (iv), and (ix) if, prior to such information having been so provided or obtained, such information was already in the Administrative Agent’s or a Lender’s possession on a nonconfidential basis without a duty of confidentiality to the Borrower being violated. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, such party’s U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party or any employee, representative or other agent of such party, shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.
     11.19 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the Act.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Anne M. Zeschke
	Name:	Anne M. Zeschke
	Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer, Swing Line Lender and Alternative Currency Funding Fronting Lender
By:	/s/ Shawn Janko
	Name:	Shawn Janko
	Title:	Senior Vice President

DEUTSCHE BANK SECURITIES INC., as Syndication Agent

By:	/s/ Martha Klessey

	Name:	Martha Klessey

	Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Evelyn Thierry

	Name:	Evelyn Thierry

	Title:	Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P., as Co-Documentation Agent and as a Lender

By:	/s/ [Illegible Signature]

Name:

Title:

LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:	/s/ Keith J. Cable

	Name:	Keith J. Cable

	Title:	First Vice President

MORGAN STANLEY SENIOR FUNDING, INC., as a Co-Documentation Agent

By:	/s/ Jaap Tonckens

	Name:	Jaap Tonckens

	Title:	Vice President

MORGAN STANLEY BANK, as a Lender

By:	/s/ Jaap Tonckens

	Name:	Jaap Tonckens

	Title:	Authorized Signatory

NORTH FORK BUSINESS CAPITAL CORP.

By:	/s/ Paul Dellova

	Name:	Paul Dellova

	Title:	Senior Vice President

SUNTRUST BANK

By:	/s/ Stacy M. Lewis

	Name:	Stacy M. Lewis

	Title:	Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Jose Derisi

	Name:	Jose Derisi

	Title:	Duly Authorized Signatory

NATIXIS

By:	/s/ Frank Madden

	Name:	Frank Madden

	Title:	Managing Director

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Anthony Rock

	Name:	Anthony Rock

	Title:	Managing Director

METLIFE BANK, NATIONAL ASSOCIATION

By:	/s/ Mathew J. McInerny

	Name:	Mathew J. McInerny

	Title:	Assistant Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	Metropolitan Life Insurance Company, its investment manager

By:	/s/ Mathew J. McInerny

	Name:	Mathew J. McInerny

	Title:	Director

CIT LENDING SERVICES CORPORATION

By:	/s/ Terrence Sullivan

	Name:	Terrence Sullivan

	Title:	Managing Director